UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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COVIDIEN PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January •, 2010

Dear Shareholder,

You are cordially invited to attend the 2010 Annual General Meeting of Covidien plc, which will be held on Tuesday, March 16, 2010, at 11:00 a.m., local time, at the Conrad Dublin Hotel, Earlsfort Terrace, Dublin 2, Ireland. Details of the business to be presented at the meeting can be found in the accompanying Proxy Statement. We hope you are planning to attend the meeting. Your vote is important. Whether or not you are able to attend, I encourage you to submit your proxy as soon as possible so that your shares will be represented at the meeting.

On behalf of the Board of Directors and the management of Covidien, I extend our appreciation for your continued support.

Yours sincerely,

Richard J. Meelia Chairman, President and Chief Executive Officer

2010 Proxy Statement

COVIDIEN PLC

(REGISTERED IN IRELAND – NO. 466385)

2010 ANNUAL GENERAL MEETING TO BE HELD MARCH 16, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual General Meeting of Covidien plc (“Covidien” or the “Company”), a company incorporated under the laws of Ireland, will be held on March 16, 2010, at 11:00 a.m., local time, at the Conrad Dublin Hotel, Earlsfort Terrace, Dublin 2, Ireland for the following purposes:

1.	To receive and consider the Company’s Irish Statutory Accounts for the fiscal year ended September 25, 2009 and the reports of the Directors and auditors thereon.

2.	By separate resolutions, to re-elect as Directors the following individuals who retire in accordance with the Articles of Association and, being eligible, offer themselves for re-election:

(a)	Craig Arnold	(e)	Timothy M. Donahue	(i)	Dennis H. Reilley
(b)	Robert H. Brust	(f)	Kathy J. Herbert	(j)	Tadataka Yamada
(c)	John M. Connors, Jr.	(g)	Randall J. Hogan, III	(k)	Joseph A. Zaccagnino
(d)	Christopher J. Coughlin	(h)	Richard J. Meelia

3.	To appoint Deloitte & Touche LLP as the independent auditors of the Company and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.

4.	To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares.

5.	To authorize the reissue price range of treasury shares.

6.	To consider and act on such other business as may properly come before the meeting or any adjournment thereof.

Proposal 5 is a special resolution requiring the approval of not less than 75% of the votes cast at the meeting. Proposals 1 through 4 are ordinary resolutions, requiring a simple majority of the votes cast. Shareholders as of January 13, 2010, the record date for the Annual General Meeting, are entitled to vote on these matters.

By Order of the Board of Directors,

John W. Kapples, Secretary

January •, 2010

Registered Office:

Cherrywood Business Park

Block G, First Floor

Loughlinstown, Co. Dublin, Ireland

YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE. IF YOU ARE A SHAREHOLDER WHO IS ENTITLED TO ATTEND THE MEETING AND VOTE, THEN YOU ARE ALSO ENTITLED TO APPOINT A PROXY OR PROXIES TO ATTEND AND VOTE ON YOUR BEHALF. THIS PROXY IS NOT REQUIRED TO BE A SHAREHOLDER OF THE COMPANY. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON BY FOLLOWING THE INSTRUCTIONS IN THE ATTACHED PROXY STATEMENT, EVEN IF YOU HAVE RETURNED A PROXY.

Our Annual Report to Shareholders, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 25, 2009, as well as our Irish Statutory Accounts, are available to shareholders of record at www. proxyvote.com. These materials are also available in the Investor Relations section of our website at www.covidien.com.

2010 Proxy Statement

2010 Proxy Statement

COVIDIEN PLC

PROXY STATEMENT

GENERAL INFORMATION

Questions and Answers about Proxy Materials, Voting, Attending the Meeting and Other General Information

Why did I receive this Proxy Statement?	We are making this Proxy Statement available to you on or about January • , 2010 on the Internet, or by delivering printed versions to you by mail, because our Board of Directors is soliciting your proxy to vote at the Company’s 2010 Annual General Meeting on March 16, 2010. This Proxy Statement contains information about the items being voted on at the Annual General Meeting and important information about Covidien.

The following documents are included with the Proxy Statement and are available on our website at www.covidien.com/covidien/investor:

•        Our Notice of Annual General Meeting and Internet Notice of Availability of Proxy Materials;

•        Our Annual Report to Shareholders, including our Annual Report on Form 10-K for the fiscal year ended September 25, 2009; and

•        Our Irish Statutory Accounts for the fiscal year ended September 25, 2009 and the reports of the Directors and auditors thereon.

Why do the materials include two sets of financial statements covering the same fiscal period and why do they look different?	Under applicable U.S. securities laws, we are required to send to you our Form 10-K for our 2009 fiscal year, which includes our financial statements prepared in accordance with US Generally Accepted Accounting Principles (“US GAAP”). Under Irish company law, we are required to provide you with our Irish Statutory Accounts for our 2009 fiscal year, including the reports of our Directors and auditors thereon, which accounts have been prepared in accordance with Irish law.

What proposals are being presented at the Annual General Meeting?

We intend to present proposals numbered one, two (a) through (k), three, four and five for shareholder consideration and voting at the Annual General Meeting. These proposals are for:

1.      Receipt and consideration of the Company’s Irish Statutory Accounts for our 2009 fiscal year and the reports of the Directors and auditors thereon.

2.      Election of Directors.

3.      Appointment of Deloitte & Touche LLP as the independent auditors and authorization of the Audit Committee of the Board to set the auditors’ remuneration.

4.      Authorization of the Company and/or any subsidiary of the Company to make market purchases of Company shares.

5.      Authorization of the reissue price range of treasury shares. (Special Resolution)

Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement.

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How do I access the proxy materials and vote my shares?

The instructions for accessing proxy materials and voting can be found in the information you received either by mail or email.

For shareholders who received a notice by mail about the Internet availability of proxy materials: You may access the proxy materials and voting instructions over the Internet via the web address provided in the notice. In order to access this material and vote, you will need the control number provided on the notice you received in the mail. You may vote by following the instructions on the notice or on the website.

For shareholders who received a notice by e-mail: You may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail. In order to vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.

For shareholders who received the proxy materials by mail: You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

Who may vote at the Annual General Meeting and how many votes do I have?	If you owned ordinary shares of Covidien at the close of business on the record date, January 13, 2010, then you may vote at the Annual General Meeting by following the procedures outlined in this proxy statement. At the close of business on the record date, we had • ordinary shares outstanding and entitled to vote. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.

May I vote my shares in person at the Annual General Meeting?

Yes, you may vote your shares in person at the Annual General Meeting as follows.

If you are a shareholder of record and you wish to vote in person at the Annual General Meeting, you may do so. If you do not wish to attend yourself, you may also appoint a proxy or proxies to attend, speak and vote in your place. A proxy does not need to be a shareholder of Covidien. You are not precluded from attending, speaking or voting at the Annual General Meeting, even if you have completed a proxy form. To appoint a proxy other than the designated officers of the Company, please contact the Company Secretary at our registered office. If you are a beneficial owner of shares and you wish to vote in person at the Annual General Meeting, you must obtain a legal proxy from the bank, brokerage firm or nominee that holds your shares. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the Annual General Meeting without a legal proxy and a signed ballot. Even if you plan to attend the Annual General Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What is the deadline for voting my shares if I do not vote in person at the Annual General Meeting?

If you are a shareholder of record, you may vote by Internet or by telephone until 5:00 p.m., United States Eastern Time, on March 15, 2010.

If you are a beneficial owner of shares held through a bank, or brokerage firm, please follow the voting instructions provided by your bank or brokerage firm.

2010 Proxy Statement 2

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record. If you hold ordinary shares and your name appears in the Register of Members of Covidien, you are considered the shareholder of record of those shares.

Beneficial Owner of Shares Held in Street Name. If your ordinary shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your bank or brokerage firm how to vote the shares held in your account.

Can I change my vote after I have submitted my proxy?	Yes. You have the right to revoke your proxy before it is voted at the Annual General Meeting, subject to the proxy voting deadlines described above. You may vote again on a later date by Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual General Meeting will not automatically revoke your proxy unless you vote in person at the meeting or file a written instrument with the Secretary of Covidien at least one hour prior to the start of the meeting requesting that your prior proxy be revoked.

What happens if I do not give specific voting instructions when I deliver my proxy?

Shareholders of Record. If you are a shareholder of record and you:

•        Indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•        If you sign and return a proxy card without giving specific voting instructions,

then the Company-designated proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to New York Stock Exchange (“NYSE”) rules, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. We believe that all proposals other than the election of directors will be considered routine under NYSE rules, which means that the bank or brokerage firm that holds your shares may vote your shares in its discretion. This is known as “broker discretionary voting.” Because of a change in NYSE rules, we note that, unlike at our previous annual general meetings, the election of directors is now considered a non-routine matter. Accordingly, the bank or brokerage firm may not vote your shares with respect to the election of directors if you have not provided instructions. This is called a “broker non-vote.” We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

3	2010 Proxy Statement

What is the “quorum” requirement for the Annual General Meeting?

In order to conduct any business at the Annual General Meeting, holders of a majority of Covidien’s shares which are outstanding and entitled to vote on the record date must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, or broker non-votes, if you:

•        are present and vote in person at the meeting;

•        have voted by Internet or by telephone; or

•        you have submitted a proxy card or voting instruction form by mail.

Assuming there is a proper quorum of shares represented at the Annual General Meeting, how many shares are required to approve the proposals being voted upon at the Annual General Meeting?	The voting requirements for each of the proposals are as follows:
	Proposal	Vote Required	Broker Discretionary Voting Allowed?
	1. Irish Statutory Accounts and related reports	Majority of votes cast	Yes
	2. Election of Directors	Majority of votes cast	No
	3. Appointment of independent auditors and authorization of the Audit Committee of the Board to set the auditors’ remuneration	Majority of votes cast	Yes

	4. Authorization to make market purchases of Company shares	Majority of votes cast	Yes

	5. Authorization of the reissue price range of treasury shares (Special Resolution)	75% of votes cast	Yes

How are abstentions and broker non-votes treated?	Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered votes properly cast at the Annual General Meeting. Because the approval of all of the proposals are based on the votes properly cast at the Annual General Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on these proposals.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?	As explained in more detail below, we are pleased to be using the voluntary “notice and access” system adopted by the Securities and Exchange Commission (the “SEC”) relating to delivery of the proxy materials over the Internet. As a result, we mailed to many of our shareholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. Shareholders who received the notice will have the ability to access the proxy materials over the Internet and to request a paper copy of the proxy materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. As permitted by our Articles of Association, this notice of Internet availability of proxy materials also includes a Notice of Meeting.

2010 Proxy Statement 4

What are the “notice and access” rules and how do they affect the delivery of the proxy materials?	The SEC’s notice and access rules allow us to deliver proxy materials to our shareholders by posting the materials on an Internet website, notifying shareholders of the availability of the proxy materials on the Internet and sending paper copies of proxy materials upon shareholder request. We believe that the notice and access rules allow us to use Internet technology that many shareholders prefer, continue to provide our shareholders with the information they need and, at the same time, assure more prompt delivery of the proxy materials. The notice and access rules also lower our cost of printing and delivering the proxy materials and minimize the environmental impact of printing paper copies.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

Shareholders who previously elected to access the proxy materials over the Internet will not receive a notice in the mail about the Internet availability of the proxy materials. Instead, you should have received an e-mail with links to the proxy materials and the proxy voting website. Additionally, we mailed copies of the proxy materials to shareholders who previously requested to receive paper copies instead of the notice.

If you received a paper copy of the proxy materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card or voting instruction form. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

How do I attend the Annual General Meeting?

All shareholders are invited to attend the Annual General Meeting.

Shareholders of Record. For admission to the Annual General Meeting, shareholders of record should bring picture identification to the Registered Shareholders check-in area, where ownership will be verified. If you would like someone to attend on your behalf, please contact the Company Secretary at our registered office prior to the meeting.

Beneficial Owners of Shares Held in Street Name. Those who have beneficial ownership of ordinary shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring picture identification, as well as proof from their banks or brokers that they owned Covidien ordinary shares on January 13, 2010, the record date for the Annual General Meeting.

Registration will begin at 10:30 a.m., local time, and the Annual General Meeting will begin at 11:00 a.m., local time. For directions to the Annual General Meeting, please call us at +353 (1) 439-3000.

How will voting on any other business be conducted?	Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.

Who will count the votes?	Broadridge Financial Solutions, Inc. will act as the inspector of election and will tabulate the votes.

5	2010 Proxy Statement

Who will pay the costs of soliciting the proxies?	We will pay the costs of soliciting proxies. Proxies may be solicited on behalf of Covidien by directors, officers or employees of Covidien in person or by telephone, facsimile or other electronic means. We have retained D. F. King & Co., Inc. to assist in solicitation of proxies and have agreed to pay D. F. King $15,000, plus out-of-pocket expenses, for these services. As required by the SEC and the NYSE, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our ordinary shares.

Who is your transfer agent?	Our transfer agent is BNY Mellon Shareowner Services. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Covidien stock and similar issues, can be handled by calling toll-free 1-866-210-6572 (U.S.) or +1-201-680-6578 (outside the U.S.) or by accessing Mellon’s web site at www.bnymellon.com/shareowner/isd.

Where can I find more information about Covidien?	For other Covidien information, you can visit our web site at www.covidien.com. We make our web site content available for information purposes only. It should not be relied upon for investment purposes, and it is not incorporated by reference into this proxy statement.

2010 Proxy Statement 6

CORPORATE GOVERNANCE

Our Board of Directors believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout an organization, and governance at Covidien is intended to achieve both. The Board also believes that good governance ultimately depends on the quality of an organization’s leadership, and it is committed to recruiting and retaining directors and officers of proven leadership ability and personal integrity.

Corporate Governance Guidelines

The Board has adopted governance guidelines which are designed to assist the Company and the Board in implementing effective corporate governance practices. The governance guidelines, which are reviewed annually by the Nominating and Governance Committee, address, among other things:

•	director responsibilities;

•	composition and selection of the Board, including qualification standards and independence guidelines;

•	majority voting for directors;

•	the role of an independent Lead Director;

•	Board committee establishment, structure and guidelines;

•	officer and director stock ownership requirements;

•	meetings of non-employee directors;

•	director orientation and continuing education;

•	Board access to management and independent advisors;

•	communication with directors;

•	Board and committee self-evaluations;

•	succession planning and management development reviews;

•	CEO performance reviews;

•	ethics and conflicts of interest; and

•	policy on shareholder rights plans.

The governance guidelines are posted on our web site at www.covidien.com. We will also provide a copy of the governance guidelines to shareholders upon request.

Independence of Nominees for Director

As noted above, the governance guidelines include criteria adopted by the Board to assist it in making determinations regarding the independence of its members. The criteria, summarized below, are consistent with the NYSE listing standards regarding director independence. To be considered independent, the Board must determine that a director does not have a material relationship, directly or indirectly, with Covidien. In assessing independence, the Board considers all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board considers the issue not just from the standpoint of the director, but also from that of the persons or organizations with which the director has an affiliation. A director will not be considered independent if he or she:

•	is, or has been within the last three years, an employee of Covidien;

•	has an immediate family member who is, or has been within the last three years, an executive officer of Covidien;

•	is a current partner or employee of our auditor;

7	2010 Proxy Statement

•	has an immediate family member who is a current partner of our auditor or who is an employee of our auditor and personally works on our audit;

•	has been, or has an immediate family member who has been, within the last three years, a partner or employee of our auditor who personally worked on our audit during that time;

•

is, or an immediate family member is, or has been within the last three years, employed as an executive officer of a public company that has or had on the compensation committee of its Board an executive officer of Covidien (during the same period of time);

•

has, or has an immediate family member who has, received more than $120,000 in direct compensation from Covidien, other than director and committee fees, in any twelve month period within the last three years;

•

is a current employee, or has an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, Covidien for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•

is, or his or her spouse is, an executive officer, director or trustee of a charitable organization to which Covidien’s contributions, not including our matching of charitable contributions by employees, exceed, in any single year within the last three fiscal years, the greater of $1 million or 2% of such organization’s total charitable receipts during that year.

The Board has considered the independence of its members in light of these independence criteria. In connection with its independence considerations, the Board has reviewed Covidien’s relationships with organizations with which our directors are affiliated and has determined that such relationships, other than that with Tyco International Ltd. (“Tyco International”), were established in the ordinary course of business and are not material to us, any of the organizations involved, or our directors. Based on these considerations, the Board has determined that each of our directors and each of the director nominees, other than Richard J. Meelia, our President, Chief Executive Officer and Chairman of the Board, and Christopher J. Coughlin, the Chief Financial Officer of Tyco International, satisfies the criteria and is independent. These independent directors and director nominees are: Craig Arnold, Robert H. Brust, John M. Connors, Jr., Timothy M. Donahue, Kathy J. Herbert, Randall J. Hogan, III, Dennis H. Reilley, Tadataka Yamada and Joseph A. Zaccagnino. Each independent director is expected to notify the chair of the Nominating and Governance Committee, as soon as reasonably practicable, of changes in his or her personal circumstances that may affect the Board’s evaluation of his or her independence.

Director Nominations Process

The Nominating and Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Nominating and Governance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current make up of the Board. Final approval of director candidates is determined by the full Board, and invitations to join the Board are extended by the Chairman of the Board on behalf of the entire Board.

The Nominating and Governance Committee, in accordance with the Board’s governance guidelines, seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then current mix of director attributes.

As described in our Corporate Governance Guidelines:

•	directors should be individuals of the highest ethical character and integrity;

2010 Proxy Statement 8

•

directors should have demonstrated management ability at senior levels in successful organizations, including as the chief executive officer of a public company or as the leader of a large, multifaceted organization, including government, educational and other non-profit organizations;

•

each director should have the ability to provide wise, informed and thoughtful counsel to senior management on a range of issues and be able to express independent opinions, while at the same time working as a member of a team;

•	directors should be free from any conflict of interest or business or personal relationship that would interfere with the duty of loyalty owed to the Company; and

•	directors should be independent of any particular constituency and be able to represent all shareholders of the Company.

The Committee assesses independence and also ensures that the members of the Board as a group maintain the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Human Resources and Nominating and Governance Committees. Directors may not serve on more than four public company boards of directors (including Covidien) or, if the director is employed as CEO of a publicly traded company, no more than three public company boards of directors (including Covidien). No person may stand for election as a director after reaching age 72.

As provided in its charter, the Nominating and Governance Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder should write to our Secretary at Covidien’s registered address, Cherrywood Business Park, Block G, First Floor, Loughlinstown, Co. Dublin, Ireland. Any such recommendation must include:

•	the name and address of the candidate;

•

a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

The recommendation must also include documentary evidence of ownership of Covidien ordinary shares if the shareholder is a beneficial owner, as well as the date the shares were acquired, as required by the Company’s Articles of Association.

To be considered by the Nominating and Governance Committee for nomination and inclusion in the Company’s proxy statement for the 2011 Annual General Meeting, shareholder recommendations for director must be received by our Secretary no later than September 30, 2010. Once the Secretary receives the recommendation, we will deliver a questionnaire to the candidate requesting additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating and Governance Committee.

The Nominating and Governance Committee also receives suggestions for director candidates from Board members and, in its discretion, may also employ a third-party search firm to assist in identifying candidates for director. All 11 of our nominees for director are current members of the Board. In evaluating candidates for director, the Committee uses the guidelines described above, and evaluates shareholder candidates in the same manner as candidates proposed from all other sources. Based on the Nominating and Governance Committee’s evaluation of the current directors, each nominee was recommended for re-election. More information regarding each director’s qualifications can be found in Proposal Two later in this proxy statement.

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Majority Vote for Election of Directors

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at the Annual General Meeting and serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board.

Executive Sessions

Non-employee directors meet in executive session, without members of management present, at each regularly scheduled Board meeting and at such other times as may be deemed appropriate. These executive sessions may include a discussion with the Chief Executive Officer.

Board Leadership Structure

From June 2007 through September 2008, the positions of Chairman of the Board and Chief Executive Officer were held by separate people, due in part to the fact that the Company was a newly independent stand-alone public company, no longer part of a conglomerate, and also to the fact that the Board was newly constituted and unfamiliar with the Chief Executive Officer. In September 2008, after the Company had completed one full fiscal year as an independent Company, the Board reassessed this structure. Based in part on the strong governance structure laid down by the non-executive Chairman, the Chief Executive Officer’s performance during the Company’s first full fiscal year as a stand-alone public company, the Board’s increasing familiarity and comfort with the Chief Executive Officer and the potential efficiencies of having the Chief Executive Officer also serve in the role of Chairman of the Board, the Board decided to revise its structure. The Board appointed Mr. Donahue as Independent Lead Director and appointed Mr. Meelia, our Chief Executive Officer, as the Chairman of the Board.

The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. In conjunction with the Lead Director, the Chairman of the Board sets the Board agendas with Board and management input, facilitates communication among directors, works with the Lead Director to provide an appropriate information flow to the Board and presides at meetings of the Board of Directors and shareholders. The Lead Director works with the Chairman of the Board and Chief Executive Officer and other Board members to provide strong, independent oversight of the Company’s management and affairs. Among other things, the Lead Director approves Board meeting agendas as well as the quality, quantity and timeliness of information sent to the Board, serves as the principal liaison between the Chairman of the Board and the independent directors and chairs an executive session of the non-employee directors at each regularly scheduled Board meeting. A more detailed description of the roles and responsibilities of the Chairman of the Board and of the Lead Director is set forth in our Corporate Governance Guidelines.

Code of Ethics

We have adopted the Covidien Guide to Business Conduct, which applies to all of our employees, officers and directors. The Guide to Business Conduct meets the requirements of a “code of ethics” as defined by SEC regulations and applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as well as all other employees, as indicated above. The Guide to Business Conduct also meets the requirements of a code of business conduct and ethics under the listing standards of the NYSE. The Guide to Business Conduct is posted on our web site at www.covidien.com under the heading “Investor Relations—Corporate Governance.” We will also provide a copy of the Guide to Business Conduct to shareholders upon request. We disclose any material amendments to the Guide to Business Conduct, as well as any waivers for executive officers or directors, on our web site.

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term

2010 Proxy Statement 10

organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. The full Board of Directors participates in an annual enterprise risk management assessment, which is led by the Company’s general counsel. In this process, risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal/compliance risk and operational/strategic risk.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. The Company’s Compliance Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance and public policy issues that affect the Company and works closely with the Company’s legal and regulatory groups. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. Finally, the Company’s Nominating and Governance Committee conducts an annual assessment of the risk management process and reports its findings to the Board.

Transactions with Related Persons

Our Board of Directors has adopted written policies and procedures providing for the review and approval or ratification by the Nominating and Governance Committee of certain transactions or relationships involving Covidien and its directors, executive officers, certain shareholders and their affiliates. Transactions subject to this review and approval or ratification include any transaction, arrangement or relationship or series of transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (ii) the Company is a participant, and (iii) any related party has or will have a direct or indirect material interest. In determining whether to approve or ratify these interested transactions, the Nominating and Governance Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no more favorable to the affiliated third-party than terms generally available to an unaffiliated third-party under the same or similar circumstances, as well as the extent of the related party’s interest in the transaction. The following transactions were all considered and approved or ratified by the Nominating and Governance Committee who also determined that none of the transactions impaired the independence of any of our Directors.

Until our separation from Tyco International on June 29, 2007, we constituted the healthcare business of Tyco International. In connection with the separation, we entered into various agreements with Tyco International, including a Separation and Distribution Agreement and a Tax Sharing Agreement. These agreements, which we have filed with the SEC, are described in more detail in our Annual Report on Form 10-K for the fiscal year ended September 25, 2009, and in other documents we have filed with the SEC. During fiscal 2009, we purchased, in the normal course of business, approximately $4.3 million of goods and services from Tyco International, primarily related to electronic security systems and valves and controls. Christopher J. Coughlin, a member of our Board of Directors, is the Executive Vice President and Chief Financial Officer of Tyco International.

During fiscal 2009, we purchased, in the normal course of business, approximately $976,000 of goods and services from Sprint Nextel Corporation and its affiliates. These goods and services were primarily related to telecommunications equipment and services. Robert H. Brust, a member of our Board of Directors, is the Chief Financial Officer of Sprint Nextel.

During fiscal 2009, we purchased, in the normal course of business, approximately $1.4 million of goods and services from Pentair, Inc. and its affiliates. These goods and services were primarily related to

11	2010 Proxy Statement

filters, metals and molded components. Randall J. Hogan, a member of our Board of Directors, is the Chairman and Chief Executive Officer of Pentair, Inc.

During fiscal 2009, we purchased approximately $235,000 of goods and services from Eaton Corporation and its affiliates in the normal course of business. These goods and services were primarily related to electrical components and services. Craig Arnold, a member of our Board of Directors, is Vice Chairman of Eaton Corporation, as well as the Chief Operating Officer of Eaton’s Industrial Sector.

Bryan C. Hanson, the brother-in-law of José Almeida, our Senior Vice President and President of our Medical Devices segment, is President of the Energy-based Devices business unit within our Medical Devices segment. In fiscal 2009, Mr. Hanson earned total cash compensation of approximately $690,000 (consisting of base salary, bonus and Company matches under our retirement plans) and, in connection with existing restricted stock unit awards, was credited with dividend equivalent units having a value of approximately $12,000. In fiscal 2009, he also received a grant of 5,124 restricted stock units, 5,124 performance share units and options to purchase 35,340 of our ordinary shares at $34.15 per share. His compensation was commensurate with that of his peers.

FMR LLC owns more than 5% of our outstanding ordinary shares. In fiscal 2009, we paid various affiliates of FMR LLC approximately $1.2 million, primarily for services as administrator of our Employee Stock Purchase Plan and certain non-qualified retirement plans, including our Supplemental Savings and Retirement Plan.

Communications with the Board of Directors

The Board has established a process for shareholders to communicate with members of the Board. If you have a concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you may reach the Board via email at board.directors@covidien.com. A direct link to this email address can be found on our web site at www.covidien.com under the heading “Investor Relations—Corporate Governance – Contact Covidien Board.” You may also submit communications in writing to a special address or by phone to a toll-free number that are published on our web site at www.covidien.com under the heading “Contact Us—Ombudsman.” Inquiries may be submitted anonymously and confidentially.

All concerns and inquiries are received and reviewed promptly by our Ombudsman. Any concerns relating to accounting, internal controls or audit matters are reviewed with the Audit Committee. All concerns will be addressed by the Ombudsman, with assistance from the Office of the General Counsel as necessary, unless otherwise instructed by the Audit Committee or the Lead Director. The status of all outstanding concerns is summarized to the Audit Committee on a regular basis, and any concern that is determined to be either (1) an immediate threat to the Company or (2) concerns a senior Company official (any Section 16(b) Officer or any direct report to the CEO) is immediately communicated to the Chair of the Audit Committee. The Chair of the Audit Committee or the Lead Director may determine that certain matters should be presented to the full Board and may direct the retention of outside counsel or other advisors in connection with any concern addressed to them. The Covidien Guide to Business Conduct prohibits any employee from retaliating against anyone for raising or helping to resolve an integrity question.

2010 Proxy Statement 12

BOARD OF DIRECTORS AND BOARD COMMITTEES

General

Our business, property and affairs are managed under the direction of the Board of Directors, which currently is comprised of 11 members. Directors are kept informed of our business through discussions with the Lead Director, the Chairman of the Board and Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. During our 2009 fiscal year, the Board held ten meetings. In fiscal 2009, all of our directors attended over 75% of the total of all meetings of the Board and the committees on which they served. Our Corporate Governance Guidelines provide that Board members are expected to attend each Annual General Meeting; all of our Board members attended our 2009 Annual General Meeting.

Board Committees

The Board has a separately designated Audit Committee established in accordance with the Securities Exchange Act of 1934, as well as a Compensation and Human Resources Committee, a Nominating and Governance Committee, a Compliance Committee and a Transactions Committee. Assignments to, and chairs of, the committees are recommended by the Nominating and Governance Committee and selected by the Board. The committees report on their activities to the Board at each regular Board meeting.

The table below provides membership information for the Board and each committee as of the date of this proxy statement.

	Audit Committee	Compensation and Human Resources Committee	Nominating and Governance Committee	Compliance Committee	Transactions Committee
Independent Directors
Craig Arnold	X
Robert H. Brust	Chair				X
John M. Connors, Jr.		X
Timothy M. Donahue[1]		Chair			Chair
Kathy J. Herbert		X
Randall J. Hogan, III	X
Dennis H. Reilley			X	X
Tadataka Yamada			X	X
Joseph A. Zaccagnino			Chair	X	X
Other Directors
Christopher J. Coughlin				Chair	X
Richard J. Meelia[2]
Number of Meetings Held in Fiscal 2009	13	6	4	5	1

[1]	Lead Director

[2]	Chairman of the Board

Audit Committee

The Audit Committee monitors the integrity of our financial statements, the independence and qualifications of the independent auditors, the performance of our internal auditors and independent auditors, our compliance with legal and certain regulatory requirements and the effectiveness of our internal controls. The Audit Committee is also responsible for selecting, retaining, evaluating, setting the

13	2010 Proxy Statement

remuneration of (if authorized by the shareholders) and, if appropriate, recommending the termination of our independent auditors. The members of the Audit Committee are Craig Arnold, Robert H. Brust and Randall J. Hogan, III, each of whom is independent under SEC rules and NYSE listing standards applicable to audit committee members. Mr. Brust is the Chair of the Audit Committee. The Board has determined that Mr. Brust and Mr. Hogan are audit committee financial experts. The Audit Committee held thirteen meetings during fiscal 2009. The Audit Committee operates under a charter approved by the Board of Directors, which is posted on our web site at www.covidien.com. We will provide a copy of the charter to shareholders upon request.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee reviews and approves compensation and benefits policies and objectives, determines whether our officers and employees are compensated according to these objectives and carries out the Board’s responsibilities relating to the compensation of our executives. The members of the Compensation and Human Resources Committee are John M. Connors, Jr., Timothy M. Donahue and Kathy J. Herbert, each of whom is independent under NYSE listing standards. Mr. Donahue is the Chair of the Compensation and Human Resources Committee. The Compensation and Human Resources Committee held six meetings during fiscal 2009. The Compensation and Human Resources Committee operates under a charter approved by the Board of Directors, which is posted on our web site at www.covidien.com. We will provide a copy of the charter to shareholders upon request.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for election at the Annual General Meeting, developing and recommending to the Board a set of corporate governance guidelines, and taking a general leadership role in our corporate governance. The Nominating and Governance Committee also reviews the succession planning process relating to the Chief Executive Officer and the Company’s other senior executive officers, as well as the Company’s management development process. The members of the Nominating and Governance Committee are Dennis H. Reilley, Tadataka Yamada and Joseph A. Zaccagnino, each of whom is independent under NYSE listing standards. Mr. Zaccagnino is the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee held four meetings during fiscal 2009. The Nominating and Governance Committee operates under a charter approved by the Board of Directors, which is posted on our web site at www.covidien.com. We will provide a copy of the charter to shareholders upon request.

Compliance Committee

The Compliance Committee assists the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance and public policy issues that affect the Company. The members of Compliance Committee are Dennis H. Reilley, Tadataka Yamada and Joseph A. Zaccagnino, each of whom is independent under NYSE listing standards, and Christopher J. Coughlin. Mr. Coughlin serves as the Chair of the Compliance Committee. The Compliance Committee held five meetings during fiscal 2009. The Compliance Committee operates under a charter approved by the Board of Directors, which is posted on our web site at www.covidien.com. We will provide a copy of the charter to shareholders upon request.

Transactions Committee

The Transactions Committee, which was formed in June 2009, was created by the Board of Directors to maximize the efficiency of the Board’s review and approval process relating to merger, acquisition and divestiture transactions. The members of Transactions Committee are Robert H. Brust, Timothy M. Donahue and Joseph A. Zaccagnino, each of whom is independent under NYSE listing standards, and Christopher J. Coughlin. Mr. Donahue serves as the Chair of the Transactions Committee. The Transactions Committee held one meeting during fiscal 2009.

2010 Proxy Statement 14

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The Board of Directors has approved a compensation structure for non-employee directors consisting of an annual cash retainer, supplemental cash retainers for Audit Committee members, Committee Chairs and the Lead Director and equity awards.

Cash Retainers

Board Members. Each non-employee Director receives an annual cash retainer which is generally paid on a quarterly basis. During fiscal 2008, the annual cash retainer was $85,000. In connection with our move to Ireland, which resulted in Irish tax obligations for our directors, we increased the annual cash retainer for our directors to $95,000. This increase went into effect for payments for the second, third and fourth fiscal quarters of 2009, resulting in an effective cash retainer of $92,500 for fiscal 2009.

Committee Chairs and Audit Committee Members. The Chairs of the Compensation and Human Resources Committee, Nominating and Governance Committee and Compliance Committee each receive a supplemental annual cash retainer of $10,000. The Chair of the Audit Committee receives a supplemental annual cash retainer of $15,000 (the previous annual rate of $10,000 was applicable for the first quarter of fiscal 2009, resulting in an effective fiscal 2009 annual payment of $13,750). Each member of the Audit Committee (including the Chair) also receives a supplemental annual cash retainer of $5,000.

Lead Director. The Lead Director receives a supplemental annual cash retainer of $25,000 for his services.

Equity Awards

Restricted Stock Units. At the time of our 2009 Annual General Meeting, each non-employee director received an annual grant of restricted stock units with a value of $120,000. All of these fiscal 2009 awards vest on the date of the Company’s 2010 Annual General Meeting. Restricted stock units also accrue dividend equivalent units until the restricted stock units vest and shares are issued. Going forward, we expect that each non-employee director will receive an annual grant of restricted stock units on or around the date of each Annual General Meeting. In July 2009, the Board of Directors approved an increase in the annual grant value from $120,000 to $135,000, to take effect at the time of the next annual grant.

Other

Directors from time to time may make use of tickets to various sporting events provided by the Company; for the year ended September 25, 2009, the aggregate incremental cost to the Company of these amounts was substantially less than $10,000 per director. Pursuant to Covidien’s Matching Gift Program, which is available to our directors on the same terms available to our employees, the Company will match contributions to charitable organizations up to $10,000. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board, Board committee, and shareholder meetings and are also permitted to use the corporate aircraft to travel to and from meetings.

15	2010 Proxy Statement

The following table provides information concerning the compensation paid by us to each of our non-employee directors for the fiscal year ended September 25, 2009. Richard J. Meelia, our President, Chief Executive Officer and Chairman of the Board of Directors, is not included in this table as he is an employee of the Company and thus receives no compensation for his service as a director. The compensation received by Mr. Meelia as an officer of the Company is shown in the Summary Compensation Table on page •.

2009 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards[1] ($)	Option Awards[1] ($)	All Other Compensation[2] ($)	Total ($)
(a)	(b)		(c)	(d)	(g)	(h)
Craig Arnold	$97,500	[3]	$120,374	$37,770	$2,084	$257,728
Robert H. Brust	$111,250	[4]	$120,374	$37,770	$2,084	$271,478
John M. Connors, Jr.	$92,500	[5]	$120,374	$37,770	$2,084	$252,728
Christopher J. Coughlin	$102,500	[6]	$120,374	$37,770	$2,084	$262,728
Timothy M. Donahue	$127,500	[7]	$120,374	$37,770	$2,084	$287,728
Kathy J. Herbert	$92,500	[5]	$120,374	$37,770	$2,084	$252,728
Randall J. Hogan, III	$97,500	[3]	$120,374	$37,770	$2,084	$257,728
Dennis H. Reilley	$92,500	[5]	$175,828	$37,770	$2,959	$309,057
Tadataka Yamada	$92,500	[5]	$120,374	$37,770	$2,084	$252,728
Joseph A. Zaccagnino	$102,500	[8]	$120,374	$37,770	$2,084	$262,728

[1]

The amounts in column (c) and (d) reflect the dollar amount recognized for financial statement reporting purposes for our 2009 fiscal year (excluding forfeiture assumptions), in accordance with Accounting Standards Codification 718 (“ASC 718”) (formerly referred to as SFAS 123R), of restricted stock unit and stock option awards held by our directors, including awards that were made in previous fiscal years. For information on the assumptions used in calculating these amounts pursuant to ASC 718, see Note 15 to the Consolidated and Combined Financial Statements included in our Annual Reports on Form 10-K for the years ended September 25, 2009 and September 26, 2008. These amounts reflect our accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by each director, which will likely vary based on a number of factors, including our financial performance, stock price fluctuations and applicable vesting. The grant date fair value of the restricted stock unit awards granted in fiscal 2009, computed in accordance with ASC 718, is $119,985 for each director. As of September 25, 2009, each director had 3,836 restricted stock units (including dividend equivalent units) outstanding. As of September 25, 2009, each non-employee director held options to purchase 9,600 ordinary shares received as compensation for serving on our board.

[2]

The amounts in column (g) reflect the value of dividend equivalent units credited on unvested restricted stock unit awards during fiscal 2009. Dividend equivalent units are credited on unvested restricted stock units at the same rate as any cash dividends paid to holders of the Company’s ordinary shares and vest according to the same vesting schedule as the underlying restricted stock units.

[3]	Includes annual retainer and Audit Committee member retainer of $5,000.

[4]	Includes annual retainer, Audit Committee member retainer of $5,000 and Audit Committee Chair retainer of $13,750.

[5]	Includes annual retainer.

[6]	Includes annual retainer and Compliance Committee Chair retainer of $10,000.

[7]	Includes annual retainer, Compensation and Human Resources Committee Chair retainer of $10,000 and Lead Director retainer of $25,000.

[8]	Includes annual retainer and Nominating and Governance Committee Chair retainer of $10,000.

2010 Proxy Statement 16

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Executive Compensation Philosophy

The Compensation Committee’s goal in setting executive compensation is to provide a compensation package that attracts, motivates and retains executive talent and rewards executive officers for superior Company and individual performance while encouraging behavior that is in the long-term best interests of the Company and its shareholders. Underlying this general philosophy are the following core principles:

•	Compensation should be based on a total rewards perspective, with an explicit role for each element of compensation and with a view to the aggregate value and effect of all other elements.

•

We should pay competitively, but not excessively, in order to attract and retain talented executive officers who can achieve our long-term strategic goals and create shareholder value, offering total rewards that are generally within the 50th-75th percentile range based on a review of peer companies in the medical devices and pharmaceutical industries and, as appropriate, general industry and which are fair and reasonable in light of the executive officer’s responsibilities, experience and performance.

•

Compensation should support our business strategy in the areas of customer focus, globalization, high-performance and innovation. Compensation should also support our talent strategy, including (1) recognizing individual performance through merit increases and individual adjustments to equity grant levels; (2) standardizing pay levels and programs across the Company to facilitate cross-Company career progression; (3) using equity grants to signal potential and nurture career commitment; (4) recognizing the occasional need to pay at upper limits of market data to attract or retain key talent; and (5) emphasizing pay-for-performance through annual and long-term incentive plans rather than through retirement benefits or entitlements such as perquisites.

•

Our reward elements should be balanced, providing a mix of incentive plans that balance short- and long-term objectives, provide potential upside for exceeding performance targets (capped at a market-competitive degree of leverage) with downside risk for missing performance targets and balance retention with reward for shareholder value creation, while also ensuring that the elements, individually and in the aggregate, do not encourage excessive risk-taking.

•

Compensation goals and practices should be transparent and easy to communicate, both internally and externally, with clear and consistent communication of our total rewards philosophy to executives, limitations on the number of separate compensation plans/programs we provide, minimization of the number of performance metrics per plan, continuity in plan design, alignment of executive programs across the Company and enhancement of the motivational value of compensation by regular communication of progress against goals.

•

Compensation should support effective governance. We hold Company officers to stock ownership guidelines to promote long-term ownership, long-term shareholder perspective and responsible practices; we cap awards to limit windfalls; we encourage simplicity and transparency in plan design; we establish clear processes for administering equity and employee benefit plans; and, in assessing the contributions of a particular executive officer, the Compensation and Human Resources Committee (the “Compensation Committee”) looks not only to results-oriented performance, but also to how those results were achieved—whether the decisions and actions leading to the results were consistent with the values of the Company—and the long-term impact of those decisions.

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How We Determine Compensation

Compensation Committee Role and Input from Management

The Compensation Committee is responsible for the Company’s executive compensation strategies, structure, policies and programs and must specifically approve compensation actions relating to our key executives, which include our executive officers and any other employee who is in career band one and who is either the president of a segment or global business unit or comparable non-United States position or a direct report to the Chief Executive Officer. The Compensation Committee also reviews and approves actions related to other aspects of compensation that affect employees below the key executive level, including size of bonus pools, annual incentive plan performance goals, equity award design, equity value ranges and aggregate value of equity to be awarded. In addition, the Compensation Committee has established a governance structure to oversee our broad-based employee health, welfare and retirement benefit programs.

For each key executive officer, other than our Chief Executive Officer, the Compensation Committee relies on input from our Chief Executive Officer and our Senior Vice President of Human Resources in setting the officer’s performance objectives, evaluating the actual performance of each officer against those objectives and recommending appropriate salary and incentive awards. The Chief Executive Officer and Senior Vice President of Human Resources participate in Compensation Committee meetings, at the request of the Compensation Committee, to provide background information and explanations supporting compensation recommendations. Our Chief Executive Officer conducts annual performance evaluations of each named executive officer, which he discusses in detail with the Compensation Committee. Each executive also receives a Talent Leadership Review rating, as described below, which is also considered by the Compensation Committee.

The Compensation Committee drives the annual performance evaluation of our Chief Executive Officer. The process begins with the Compensation Committee approving an evaluation form which is then completed by the Chief Executive Officer as a self-evaluation. This completed self-evaluation is submitted to the full Board of Directors for review along with a blank evaluation for completion by each Director. The Compensation Committee’s independent consultant compiles the results of the evaluations and prepares a summary which is provided to the Compensation Committee. The Compensation Committee reviews and discusses the results and also reports back to the full Board of Directors.

Covidien also utilizes a career band structure to facilitate its efforts to (i) increase control over compensation and benefit programs and costs, (ii) align our programs with market practices, and (iii) provide internal pay equity across all of our businesses. Each of our employees has been assigned to one of eight career bands, based on job description. Eligibility parameters for long-term incentive compensation and eligibility for participation in certain benefit programs are based on career bands. All of our named executive officers are in the same career band. Finally, as noted below, the Compensation Committee relies on information from, and reports prepared by, its independent consultant and on information obtained from other external data providers.

Compensation Consultants

The Compensation Committee has the sole authority to retain, compensate and terminate any independent compensation consultants of its choosing. During fiscal 2009, Steven Hall & Partners served as the Compensation Committee’s independent compensation consultant. Steven Hall & Partners reports directly to the Compensation Committee and does not provide services to, or on behalf of, any other part of our business. Steven Hall typically provides the Compensation Committee with advice on compensation program design and best practices and, as noted below, produces the comparative information derived from the peer group and published survey data that the Compensation Committee reviews. Major services provided by Steven Hall & Partners during fiscal 2009 included: (1) preparing the market study described below; (2) reviewing the Company’s compensation peer group; (3) analyzing the Company’s share allocation and utilization as compared with 10 peer companies; (4) providing regulatory updates and

2010 Proxy Statement 18

(5) assisting the human resources department in preparing the tally sheets reporting total compensation. Steven Hall & Partners is the only compensation consultant who plays a role in determining or recommending the amount or form of executive compensation.

Peer Group Review and Market Data

When reviewing compensation programs for the named executive officers, the Compensation Committee considers the compensation practices of specific peer companies whose annual revenues are generally within the range of one-half to two times our annual revenues, as well as compensation data from general industry published surveys. In selecting the peer group to be considered in setting 2009 compensation, the Compensation Committee considered various factors relating to similarly-situated medical device and pharmaceutical companies, including revenue, net income, and market capitalization.

The Compensation Committee approved the following specific peer group for purposes of setting 2009 compensation:

• Baxter International Inc.	• Schering-Plough Corporation

• Becton, Dickinson & Company	• St. Jude Medical, Inc.

• Boston Scientific Corporation	• Stryker Corporation

• Bristol-Myers Squibb Company	• Thermo Fisher Scientific, Inc.

• Medtronic, Inc.	• Zimmer Holdings, Inc.

We believe that this peer group represents our primary competitors for capital, executive talent and, in some cases, business within our industry. The Compensation Committee reviews this peer group on an on-going basis and modifies it as circumstances warrant.

In setting compensation for fiscal 2009, the Compensation Committee considered a market study prepared by its independent compensation consultant (the results of which we refer to as the “market data”). The study included data derived from a number of sources, including the proxy statements of the Company’s peer group companies, a Watson Wyatt Survey Report on Top Management Compensation, a Radford Executive Survey, three confidential survey sources and, for companies with revenue of approximately $10 billion, general industry data as well as data for the medical instruments, pharmaceuticals and bio-technology industry where available. Proxy data was weighted more heavily for the chief executive officer and chief financial officer positions than for group head positions. In addition, based on his current responsibilities, data for senior operating executives was utilized in considering Mr. Almeida’s compensation. This market data included the following compensation elements: base salary, annual incentive awards and the value of equity awards.

Use of Tally Sheets

In setting compensation for each named executive officer, in addition to reviewing market data, the Compensation Committee reviews each named executive officer’s total annual compensation from the previous four years, including the various elements described below. The Compensation Committee uses individual tally sheets prepared by our human resources department and the Compensation Committee’s compensation consultant as a presentation format to facilitate this review. The tally sheets identify the value of each pay element, including base salary, annual incentive bonus, sign-on or other cash payments, long-term incentives, equity holdings and retirement benefits. Options on the tally sheets are valued using the Black-Scholes option pricing model at their grant date value. Restricted stock units are valued at grant date and performance share units are valued at the target award level. The tally sheets also reflect current stock ownership as well the value of termination and change-in-control payments under the various potential termination and change-in-control scenarios contemplated in our equity compensation plan, our severance plan, our change-in-control severance plan and, in the case of our Chief Executive Officer, his employment agreement. Reviewing the tally sheets helps the Compensation Committee to balance the

19	2010 Proxy Statement

various elements of compensation and ensure that no one element is weighted too heavily and that there is an appropriate mix between fixed and variable compensation and between short- and long-term compensation.

Talent Leadership Review

The Company utilizes a Talent and Leadership Review (“TLR”) process to manage its talent and organizational capability with the goal of maximizing organizational excellence and business success. TLR assists the Company in understanding its leadership strengths and gaps, helps identify key and emerging talent and provides insight into current organizational capability versus strategic goals and objectives. As part of the TLR process, the Chief Executive Officer in conjunction with the Senior Vice President of Human Resources assigns to each executive officer a rating on two discrete dimensions: leadership behaviors and results. Three possible ratings can be assigned in each of these two dimensions: exceptional, effective, and not yet effective. While the TLR process is intended to assist in evaluating the needs of the Company from a human resources perspective, these ratings are also considered by the Chief Executive Officer in formulating recommendations to the Compensation Committee for subsequent modifications to the compensation for the executive officers.

Total Rewards — Driving Performance and Behavior

Two of the core principles of the Company’s compensation philosophy, as articulated above, are that compensation should support effective governance, and that compensation should be viewed from a total rewards perspective, considering each compensation element with a view to the aggregate value and effect of all other compensation elements. Accordingly, in setting compensation, the Compensation Committee considers whether the compensation elements, individually and in the aggregate, create incentives that encourage behavior consistent with the overall interests of the Company.

In determining compensation packages for our named executive officers, the Compensation Committee seeks to strike an appropriate balance between fixed and variable compensation and between short- and long-term compensation. We believe that making a significant portion of our named executive officers’ compensation variable and long-term supports our pay-for-performance executive compensation philosophy while also mitigating potential excessive risk-taking behavior.

The following table illustrates the distribution of value among base salary, annual incentive cash awards and long-term incentives for our Chief Executive Officer and the four other named executive officers for fiscal 2009.

2010 Proxy Statement 20

While annual cash incentives play an important role in the Company’s executive compensation program, overweighting this form of compensation can encourage strategies and risk that may not correlate with the long-term best interests of the Company. The Compensation Committee strives to mitigate potential risk relating to the short-term nature of our annual incentive plan through a mix of financial metrics, which provide checks and balances, as well through the caps on cash awards built into the plan design. We emphasize share-based compensation, in combination with executive share ownership guidelines, to promote long-term ownership, long-term shareholder perspective and responsible practices, encouraging significant and sustainable performance over the longer term. Our long-term equity incentive program includes a mix of vehicles to mitigate the risk of over-emphasis on any one element and also includes a cap on awards of performance share units. Additionally, claw-back provisions apply to monetary gains from equity grants realized by executives terminated for cause. Finally, in assessing the contributions of a particular executive officer, the Compensation Committee looks not only to results-oriented performance, but also to how those results were achieved—whether the decisions and actions leading to the results were consistent with the values of the Company—and the long-term impact of those decisions.

The Compensation Committee, supported by its independent consultant, believes that the Company’s executive compensation program does not encourage our management to take unreasonable risks relating to our business, particularly in light of the following factors:

•	our use of different types of compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components;

•	the cap on awards to limit windfalls;

•	our practice of looking beyond results-oriented performance in assessing the contributions of a particular executive;

•	our share ownership guidelines; and

•

our claw-back policy for equity, which allows us to seek to recover the amount of any profit the named executive officer realized upon the exercise of options or vesting of other equity awards during the 12-month period that occurs immediately prior to the officer’s involuntary termination for cause.

Elements of Compensation

Our compensation program for named executive officers has four major components, all of which are designed to work together to drive a complementary set of behaviors and outcomes.

•	Base salary. Base salary is intended to reflect the market value of the named executive officer’s role, with differentiation for individual capability.

•

Annual incentive compensation. Annual incentive compensation in the form of a market-competitive, performance-based cash bonus is designed to focus our executives on pre-set objectives each year and drive specific behaviors that foster short-term and long-term growth and profitability.

•

Long-term incentive awards. Long-term incentive compensation generally consists of grants of stock options, restricted stock units with time-based vesting and restricted stock units with performance-based vesting, which we refer to as performance share units. Long-term equity incentive compensation is designed to recognize executives for their contributions to the Company and highlight the strategic significance of each named executive officer’s role, to promote retention and to align the interests of named executive officers with the interests of our stockholders in long-term growth and stock performance, rewarding executives for shareholder value creation. In fiscal 2009, the Compensation Committee granted a mix of stock options, restricted stock units with time-based vesting and, for the first time, performance share units.

•	Employee benefit programs offered to the named executive officers include:

¡	health and welfare benefits which are consistent with those offered to our broad employee base;

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¡	retirement benefits consisting of a defined contribution 401(k) plan and a non-qualified deferred compensation plan;

¡	an executive physical and, for our Chief Executive Officer, additional health and welfare benefits and the limited personal use of corporate aircraft; and

¡

change in control and severance benefits designed to provide income security to our named executive officers and to facilitate our ability to attract and retain executives as we compete for talent in a marketplace in which such protections are standard practice.

Base Salary

Base salaries are paid in order to provide a fixed component of compensation for the named executive officers. Each named executive officer’s base salary is designed to be competitive with comparable positions in our peer group companies, with adjustments made for the complexity and unique challenges of the position and the individual skills, experience, background and performance of the executive. The Compensation Committee has established as the target for the base salaries of our named executive officers a range of the 50th to 75th percentile of base salary compensation paid to executives in comparable positions at our peer group companies and based on general industry published surveys. In setting base salaries for calendar year 2009, the Compensation Committee reviewed, among other things, a summary prepared by Steven Hall & Partners which detailed each named executive officer’s then 2008 base salary compared to market data as well as 2008 total cash compensation compared to market data.

In November 2008, the Compensation Committee approved base salary increases, which became effective December 22, 2008, as follows:

Executive Officer	2008 Base Salary(1)	2009 Base Salary(1)	% Change
Richard J. Meelia	$1,123,500	$1,250,000	11.3%
Charles J. Dockendorff	$618,100	$679,900	10.0%
José E. Almeida	$601,100	$700,000	16.5%
John H. Masterson	$500,200	$525,200	5.0%
Timothy R. Wright	$545,300	$599,800	10.0%

(1)

The Compensation Committee sets base salaries on a calendar year basis. Accordingly, the base salary amounts noted in this table, which represent calendar year base salaries, differ from the base salary amounts set forth in the Summary Compensation Table because the Summary Compensation Table reports amounts actually earned during our fiscal year, from September to September.

The salary increases were based on a consideration of individual performance, assessment of the value of the individual to Covidien, a review of total individual compensation and a comparison to market data. Individual performance, other than for Mr. Meelia, was measured through performance evaluations performed by Mr. Meelia and discussed with the Compensation Committee. Mr. Meelia also discussed with the Compensation Committee the value to the Company of each of the named executive officers. Mr. Meelia’s individual performance was based on an evaluation performed by the Board of Directors, who also discussed his value to the Company.

Four of the five named executive officers received base salary increases at or above 10%. These above-average salary increases were intended to bring base salaries above the 50th percentile of base salary compensation based on market data and reflected the extraordinary and continuing contributions of these four individuals to the Company’s success during its first full year as an independent publicly-traded company. Following the base salary increases for fiscal 2009, all named executive officers are in the 50th to 75th percentile range of base salary compensation paid to executives in comparable positions, based on market data.

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The Compensation Committee reviews the base salary payable to our named executive officers on an annual basis. The Compensation Committee will adjust base salaries in the future as it deems appropriate based on various factors, including the role and performance of the named executive officers, market compensation levels and internal compensation equity considerations.

Annual Incentive Compensation

Annual incentive compensation supports the Compensation Committee’s pay-for-performance philosophy and aligns individual goals with Company goals. Under the annual incentive plan, which is an element of our 2007 Stock and Incentive Plan, employees are eligible for annual incentive cash awards based on the Company’s attainment of specific pre-established performance metrics. The annual incentive plan is generally structured as follows, with changes made from year to year to reflect changing business needs and competitive circumstances:

•

At the beginning of each fiscal year, the Compensation Committee establishes performance measures and goals, which include the financial metrics being assessed, as well as minimum thresholds required to earn an award, target performance scores and maximum performance scores.

•

Also at the beginning of each fiscal year, the Compensation Committee sets individual award targets for each executive, expressed as a percentage of base salary. In general, the Compensation Committee will establish the individual award targets for each named executive officer each year based on the executive’s level of responsibility and upon an examination of compensation information from our peer group and published industry surveys.

•

After the close of each fiscal year, the Compensation Committee receives a report from management regarding Company, segment and business unit performance against the pre-established performance goals. Awards are based on each named executive officer’s individual award target percentage and the overall Company and/or individual segment’s performance relative to the specific performance goal, as certified by the Compensation Committee.

Setting Annual Performance Metrics. There are two primary classifications of performance metrics utilized in the annual incentive plan, Core Financial Metrics and Strategic Focus Metrics. For fiscal 2009, the Core Financial Metrics applicable to named executive officers at the corporate level (Messrs. Meelia, Dockendorff and Masterson) were Company sales growth and Company net income. The Core Financial Metrics applicable to the two named executive officers who run operating segments, Mr. Almeida (Medical Devices) and Mr. Wright (Pharmaceuticals) were sales growth and operating income at the applicable operating segment. For fiscal 2009, the Strategic Focus Metric applicable to the named executive officers at the corporate level was Company cash flow and the Strategic Focus Metrics applicable to the named executive officers at the segment level were Company cash flow and Company net income. Each performance metric represents part of the total award calculation, with the Core Financial Metrics accounting for, in the aggregate, 70% of the performance score and the Strategic Focus Metrics accounting for, in the aggregate, 30% of the performance score.

Minimum Performance Requirement. In addition to setting performance metrics and targets, at the beginning of each fiscal year, the Compensation Committee also establishes a minimum annual performance requirement for participation in the annual incentive plan. In fiscal 2009, the minimum threshold required to earn an award was, for named executive officers at the corporate level, 75% of target net income and, for the named executive officers at the segment level, 75% of target segment operating income.

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Calculating Performance Scores. If the minimum threshold for participation is met, then a performance score for each performance metric is determined and the overall performance score is calculated. For the Core Financial Metrics, thresholds and maximums are set, which, for fiscal 2009, were as follows:

Metric	Threshold	Maximum
Sales Growth (Company and segment)	2% below target	2% above target
Net Income (Company)	85% of target	115% of target
Operating Income (segment)	85% of target	115% of target

For each Core Financial Metric, the performance score would be 0 if performance is below the threshold and up to 200% if performance is at or above the maximum level. For Strategic Focus Metrics, no thresholds or maximums are set—only targets, which are either achieved or missed. If the target is missed, the performance score for the Strategic Focus Metric is 0. If the target is achieved, the performance score for the Strategic Focus Metric is 100%. In addition, if the Strategic Focus Metric target is achieved and the performance score for sales growth is greater than 100%, then the score for the Strategic Focus Metric will be increased to the same score as the sales growth.

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The table below summarizes the performance measures, weights, targets and actual results used to determine the fiscal 2009 annual incentive cash awards for our named executive officers.

Fiscal 2009 Annual Incentive Plan Design Summary

Executive Officer	Performance Metric(1)	Weight	Performance Target	Performance Results(1) (2)
			(dollars in millions)

Richard J. Meelia Charles J. Dockendorff John H. Masterson	Sales Growth (Company)	40%	8.1%	7.5%
	Net Income (Company)	30%	$1,444	$1,666
	Cash Flow (Company)	30%	$1,450	$1,461

José E. Almeida	Sales Growth (Medical Devices segment)	40%	6.7%	5.7%
	Operating Income (Medical Devices segment)	30%	$2,060	$2,099
	Cash Flow (Company)	15%	$1,450	$1,461
	Net Income (Company)	15%	$1,444	$1,666

Timothy R. Wright	Sales Growth (Pharmaceuticals segment)	40%	15.7%	14.5%
	Operating Income (Pharmaceuticals segment)	30%	$612	$748
	Cash Flow (Company)	15%	$1,450	$1,461
	Net Income (Company)	15%	$1,444	$1,666

(1)	The performance metrics used for compensation purposes include non-GAAP financial measures which exclude the effects of anticipated one-time, generally non-recurring items which the Compensation Committee believes may mask the underlying operating results and/or business trends of the Company or business segment, as applicable. The categories of these anticipated extraordinary items are identified at the beginning of the fiscal year when the performance measure is approved and, for fiscal 2009, included certain restructuring charges, impairment charges, in-process research and development charges, licensing fee charges, shareholder and other litigation charges and certain legacy tax matters.

For fiscal 2009, the performance metrics had the following meanings:

•	Sales growth is the total change in net trade sales for fiscal year 2009 in US dollars, calculated using fiscal 2008 foreign exchange rates, divided by fiscal year 2008 net trade sales.

•	Net income is the non-GAAP net income of the Company, which excludes the items noted above.

•

Operating income is the operating income of the applicable operating segment, calculated using the foreign exchange rate applied in setting the segment’s annual operating plans in order to eliminate the effect of currency fluctuations.

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•	Cash flow means free cash flow, which is net cash provided by operating activities minus capital expenditures and excluding cash changes from investing or financing activities.

(2)	Pursuant to the 2009 Annual Incentive Plan, the Compensation Committee also may adjust the performance results to take into account extraordinary items that were not anticipated at the start of the year. For fiscal 2009, the calculation of net income, operating income and sales growth performance results excluded pro-forma operating income and sales from acquisitions not contemplated in our fiscal 2009 operating plan. Excluding such income and sales had the effect of decreasing the ultimate performance results applicable to our named executive officers.

The table below sets forth the fiscal 2009 award target percentages, as well as the threshold, target, maximum and actual award payments for each of our named executive officers. In setting individual target percentages for fiscal 2009, the Compensation Committee reviewed, for each named executive officer, the target percentages applicable in fiscal 2008, the total cash compensation received in fiscal 2008 and the projected cash compensation for fiscal 2009, considering how the total cash compensation of each named executive officer compared to peer group and related market data. The Compensation Committee also took into account the day-to-day responsibilities of each named executive officer. Following this review, the Compensation Committee determined that the 2008 award target percentages generally remained appropriate in light of peer group data and the overall compensation of each executive officer, although the target percentages were increased by 5 percentage points for Mr. Masterson and Mr. Almeida and by 10 percentage points for Mr. Meelia in order to bring total cash compensation for each above the 50% percentile of peer group and other market data.

Annual incentive cash award payments for fiscal 2009 were approved in November 2009 by our Compensation Committee. The actual award payments are also reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and the threshold, target and maximum bonus payments are also reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards Table.

Fiscal Year 2009 Annual Incentive Awards

Executive Officer	Target Percentages	Threshold	Target	Maximum	Actual
Richard J. Meelia	130%	$812,500	$1,625,000	$3,250,000	$2,009,735
Charles J. Dockendorff	85%	$288,958	$577,915	$1,155,830	$714,742
José E. Almeida	85%	$297,500	$595,000	$1,190,000	$560,811
John H. Masterson	80%	$210,080	$420,160	$840,320	$519,637
Timothy R. Wright	80%	$239,920	$479,840	$959,680	$564,138

Long-Term Incentive Awards

The Compensation Committee uses long-term incentive compensation in the form of equity awards to deliver competitive compensation that recognizes employees for their contributions to the Company and aligns named executive officers with shareholders in focusing on long-term growth and stock performance. The Compensation Committee has determined that long-term incentive compensation awards for our named executive officers should have a value that falls at the high end of the 50th to 75th percentile range of our peer group and other market data. The Compensation Committee believes this level of award is important to signify the strategic significance of the named executive officer’s role. The Compensation Committee also believes that long-term incentive awards further the link between compensation and corporate performance.

Recognizing that long-term incentives are generally the most significant element of total remuneration at the senior level and also acknowledging that long-term incentives are a crucial part of the “total rewards” compensation package that the Company offers, during fiscal 2008 the Compensation Committee

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completed a review of the Company’s long-term incentive structure. The Compensation Committee examined a number of potential long-term incentive vehicles for the grants to be made in the first quarter of fiscal 2009, considering the pros and cons of each. The Compensation Committee also considered the proportion of long-term incentive value to be ascribed to vehicles with time-based vesting versus vehicles with performance-based vesting. The Compensation Committee observed that seven of the ten reporting companies in its compensation peer group offer performance-based long-term incentive vehicles, nine out of ten offer stock options and seven out of ten offer time-based restricted stock/restricted stock units. The Compensation Committee also considered the fact that half of the companies in the compensation peer group use three or more vehicles. Ultimately, the Compensation Committee determined that:

•	50% of the value of each grant would be comprised of stock options with a four-year vesting period;

•	25% would be comprised of restricted stock units with time-based vesting over a four year vesting period; and

•	25% would be comprised of performance share units with performance-based vesting over a three-year vesting period.

The Compensation Committee determined that relative total shareholder return (total shareholder return for the Company as compared to total shareholder return of a healthcare industry index), measured over the three-year performance period, was the appropriate metric for the performance share units. The healthcare industry index selected by the Compensation Committee is comprised of seventeen healthcare companies which generally replicate the Company’s mix of businesses and includes all of the members of the peer group of companies established by the Company for purposes of establishing fiscal 2009 compensation.

In determining the value of the fiscal 2009 long-term incentive awards, the Compensation Committee considered for each named executive officer, among other things, individual performance, including TLR scores, the officer’s total compensation and mix of compensation for the previous fiscal year, the resulting compensation mix projected for fiscal 2009, previous equity grants and the value of the proposed equity grant relative to market data and to proposed grants for other executive officers. All named executive officers received grants with values in the mid to upper end of the 50th to 75th percentile range of long-term incentive awards to executives in comparable positions, based on peer group and industry market data.

Management recommended, and the Compensation Committee agreed, to make receipt of the fiscal 2009 long-term incentive awards contingent upon entry into a Non-Competition, Non-Solicitation and Confidentiality Agreement. Accordingly, each of the named executive officers, other than Mr. Meelia, entered into a Non-Competition, Non-Solicitation and Confidentiality Agreement with the Company. This agreement included non-competition and non-solicitation restrictive provisions in effect during the executive officer’s employment with the Company and for a period of 12 months following termination of employment and confidentiality provisions in effect permanently. Mr. Meelia was not required to sign this agreement because he is already subject to similar provisions which are contained in his employment agreement.

Under the existing terms and conditions of our long-term incentive awards, if an employee who is age 60 or older and has at least 10 years of service with the Company (or a predecessor entity) terminates employment (other than for cause), all outstanding unvested equity held by that participant vests upon such termination of employment. During fiscal 2009, Mr. Meelia, who has over 10 years of service, turned 60. Accordingly, this provision applies to him and, upon a termination of employment (other than for cause), his outstanding unvested equity would vest in full.

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Other Benefits

Retirement Benefits

We maintain retirement plans to assist our named executive officers with retirement income planning and increase the attractiveness of employment with us. For our named executive officers, we currently provide:

•	a defined contribution 401(k) plan, the Covidien Retirement Savings and Investment Plan, that is available to all eligible United States employees (the “Retirement Savings Plan”); and

•

a non-qualified deferred compensation plan, the Covidien Supplemental Savings and Retirement Plan, in which executive officers and other senior employees may participate (the “Supplemental Savings Plan”).

Retirement Savings Plan. Under the Retirement Savings Plan, we generally match five dollars ($5.00) for every one dollar ($1.00) employees, including named executive officers, contribute, up to the first one percent (1%) of eligible pay. Employees credited with more than 10 years of service under the Retirement Savings Plan are entitled to an increased matching contribution. With respect to Messrs. Dockendorff, Almeida and Masterson, each of whom have more than 10 years of service under the Retirement Savings Plan, we match six dollars ($6.00) for every one dollar ($1.00) the named executive officer contributes up to the first two percent (2%) of the executive officer’s eligible pay. With respect to Mr. Meelia, who has more than 30 years of service, we match nine dollars ($9.00) for every one dollar ($1.00) that Mr. Meelia contributes up to the first five percent (5%) of his eligible pay. Employees are fully vested in Company matching contributions under the Retirement Savings Plan upon completion of three years of service.

Supplemental Savings Plan. Under the Supplemental Savings Plan, participants, including named executive officers, may defer up to 50% of their base salary and 100% of their annual bonus. We provide matching credits based on the participant’s deferred base salary and bonus at the same rate such participant is eligible to receive matching contributions under the Retirement Savings Plan and Company credits on any cash compensation (i.e., base and bonus) that the participant earns during a calendar year in excess of applicable IRS limits ($230,000 for 2008 and $245,000 for 2009). Participants are fully vested in matching and Company credits (including earnings on such credits) upon completion of three years of service. The Supplemental Savings Plan is a non-qualified deferred compensation plan that is maintained as an unfunded “top-hat” plan and is designed to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Amounts credited to the Supplemental Savings Plan as participant deferrals or Company credits may also be credited with earnings (or losses) based upon investment selections made by each participant from investments that generally mirror investments offered under the Retirement Savings Plan. Participants may elect whether they will receive a distribution of their Supplemental Savings Plan account balances upon termination of employment or at a specified date. Distributions can be made in a lump sum or in up to 15 annual installments.

Health and Welfare Benefits

As part of our overall compensation offering, our health and welfare benefits are intended to be competitive with peer companies. The health and welfare benefits we provide to our named executive officers are offered to all of our eligible United States-based employees and include medical, dental, prescription drug, life insurance (including supplemental life insurance), accidental death and dismemberment, business travel accident, personal and family accident, flexible spending accounts, short- and long-term disability coverage and the employee assistance program. We also provide certain additional benefits to Mr. Meelia as described below.

During fiscal 2007, the Compensation Committee reviewed certain benefits provided to Mr. Meelia prior to our separation from Tyco International Ltd. in June 2007 and approved continuation of these benefits for Mr. Meelia. As described in the notes to the All Other Compensation Table, these benefits, which continued in fiscal 2009, include variable universal life insurance, supplemental long-term disability insurance, excess disability insurance and, for Mr. Meelia and his spouse, long-term care.

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Perquisites and Other Benefits

Perquisites. Although the Company does not have a perquisite program, the Compensation Committee determined that it was in the Company’s and the executives’ best interests to establish an executive physical program which offers comprehensive and coordinated annual physical examinations at a nominal cost to the Company. Other than the executive physical program (and the additional health and welfare benefits and the limited use of corporate aircraft which we provide only to our Chief Executive Officer), we do not provide our named executive officers with any perquisites. The Compensation Committee believes that the emphasis on performance-based compensation, rather than on entitlements such as perquisites, is consistent with its compensation philosophy.

Airplane Usage. The Compensation Committee believes that it is important to have a corporate aircraft policy due to the security and efficiency benefits that such a policy provides to a company. Under the policy, our Chief Executive Officer is permitted to use our corporate aircraft for personal travel, up to sixty (60) block hours (including “dead-head legs”) per fiscal year. Personal travel for other named executive officers is permitted only if such use is at no incremental cost to the Company and is approved in advance by the Chief Executive Officer or if there are unusual circumstances, such as a medical or family emergency, that the Chairman of the Compensation Committee or the Chief Executive Officer believe warrant such use. None of our named executive officers, other than Mr. Meelia, used the aircraft for personal travel in fiscal 2009. Pursuant to current income tax rules applicable to personal use of aircraft, the Company imputes income to named executive officers for amounts based on the Standard Industry Fare Level rates set by the Civil Aeronautics Division of the Department of Transportation. This imputed income amount is included in a named executive officer’s earnings at the end of the year and reported as W-2 income to the Internal Revenue Service. The Company does not provide tax assistance with respect to this imputed income (i.e., no “gross-ups”).

Employee Stock Purchase Plan

We maintain a broad-based employee stock purchase plan which provides eligible employees, including our executive officers, with the opportunity to purchase Company shares. Eligible employees authorize payroll deductions to be made for the purchase of Company shares. The Company provides a fifteen percent (15%) matching contribution on up to $25,000 of an employee’s payroll deductions in any calendar year. All shares are purchased on the open market by a designated broker. Messrs. Meelia and Masterson participated in the employee stock purchase plan in 2009.

Severance and Change in Control Benefits

The Compensation Committee determined that providing severance and change in control benefits to our named executive officers is appropriate, given the fact that these are standard benefits provided by peer companies and also given the need to ensure continuity of management in the event of an actual or threatened change in control. Accordingly, in fiscal 2007, the Compensation Committee adopted a severance plan, the Covidien Severance Plan for U.S. Officers and Executives, and a change in control plan, the Covidien Change in Control Severance Plan for Certain U.S. Officers and Executives.

Severance Plan. Under the severance plan, benefits are payable to any named executive officer (other than our Chief Executive Officer, who has an employment agreement which provides for certain severance benefits) upon an involuntary termination of employment for any reason other than cause, permanent disability or death. Benefits are generally payable for 18 months following termination of employment. In November 2008, the Compensation Committee approved and adopted the amended and restated Covidien Severance Plan for U.S. Officers and Executives which provides that recipients of severance benefits may receive early retirement or normal retirement treatment under stock option, restricted stock and restricted stock unit awards if, during the applicable severance period, they attain the requisite age requirement for such treatment (currently age 55 for early retirement and age 60 for normal retirement).

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Change in Control Plan. Under the change in control plan, benefits are payable to any named executive officer upon an involuntary termination of employment or good reason resignation that occurs during a period shortly before and continuing after a change in control. Benefits are generally payable following termination in a lump sum cash payment equal to two times (2.99 times for our Chief Executive Officer) the sum of the executive’s base salary and the average of the executive’s bonus for the previous three fiscal years. Additional benefits provided upon a change in control termination include full vesting of outstanding equity awards, continued Company subsidy for health plan premiums for a 24 month period (36 months for our Chief Executive Officer) and outplacement services. Receipt of these benefits is conditioned upon the named executive officer signing a release of any claims against the Company. The Compensation Committee believes that it is important to provide named executive officers with protection in the event that their employment is terminated in connection with a change in control or their position is modified in such a way as to diminish their compensation, authority or responsibilities. Maintaining a double trigger for payment of change in control benefits helps to provide that protection while simultaneously precluding the named executive officer from receiving benefits solely due to a change in control.

Employment Agreement with Richard J. Meelia

On December 29, 2006, Tyco International entered into an executive employment agreement with Mr. Meelia that provided for Mr. Meelia to continue serving as the Chief Executive Officer of the healthcare business of Tyco International until completion of the separation and to serve as the Company’s Chief Executive Officer post-separation. This employment agreement is described in more detail following the executive compensation tables below.

Executive Officer Share Retention and Ownership Guidelines

The Compensation Committee has determined that it is in the best interests of the Company for all named executive officers to have meaningful share ownership positions in Covidien in order to reinforce the alignment of management and shareholder interests. Accordingly, the Compensation Committee adopted share retention and ownership guidelines for named executive officers. Under these guidelines, named executive officers are expected to hold company equity with a value expressed as a multiple of base salary as follows:

Chief Executive Officer	5 times base salary
Other Named Executive Officers	3 times base salary

In determining an executive’s ownership, shares held directly as well as restricted stock and shares underlying restricted stock units subject to time-based vesting and their accompanying dividend equivalent units are included. Shares underlying unexercised stock options and unvested performance share units and their accompanying dividend equivalent units are not included in the calculation. Executives are required to achieve the requisite ownership position within five years of first becoming subject to the share ownership guidelines. Each of the named executive officers other than Mr. Wright has achieved shareholdings in excess of the applicable multiple set forth above.

Tax Considerations

Deductibility of Executive Compensation

Code Section 162(m) limits to $1 million the tax deduction available to public companies for annual compensation that is paid to covered employees (generally, the named executive officers other than the Chief Financial Officer), unless the compensation qualifies as performance-based or is otherwise exempt from Code Section 162(m). In evaluating compensation programs applicable to our named executive officers (including the 2007 Stock and Incentive Plan, under which our named executive officers receive annual incentive bonuses, stock options and restricted stock units), the Compensation Committee considers the potential impact on the Company of Code Section 162(m). The Compensation Committee generally

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intends to maximize deductibility of compensation under Code Section 162(m) to the extent consistent with our overall compensation program objectives, while also maintaining maximum flexibility in the design of our compensation programs and in making appropriate payments to named executive officers.

Compensation Committee Report on Executive Compensation

The Compensation Committee is responsible for the oversight of the Company’s compensation programs on behalf of the Board of Directors. In fulfilling these responsibilities, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2009, and Proxy Statement for the 2010 Annual Meeting of Shareholders, each of which will be filed with the Securities and Exchange Commission.

Compensation and Human Resources Committee

Timothy M. Donahue, Chairman

John M. Connors, Jr.

Kathy J. Herbert

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Executive Compensation Tables

Summary Compensation

The information included in the Summary Compensation Table below reflects compensation earned during each of the last three fiscal years by our chief executive officer, chief financial officer and the three other most highly compensated executive officers in our 2009 fiscal year. We refer to these five individuals collectively as our “named executive officers.” For a more complete understanding of the table, please read the narrative disclosures that follow the table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(A)	(B)	(C)	(E)	(F)	(G)	(H)	(I)	(J)
Richard J. Meelia	2009 2008 2007	$1,220,808 $1,111,154 $905,163	$5,831,222 $6,560,259 $3,170,889	$5,461,034 $6,345,970 $2,602,223	$2,009,735 $2,244,672 $1,248,644	$6,900 $4,090 $5,431	$761,917 $703,729 $5,334,680	$15,291,616 $16,969,874 $13,267,030
Chairman, President and Chief Executive Officer
Charles J. Dockendorff	2009 2008 2007	$665,638 $610,035 $511,844	$992,496 $825,193 $619,840	$904,907 $943,689 $571,888	$714,742 $874,735 $550,387	$103,709 — $2,740	$128,787 $118,795 $95,580	$3,510,279 $3,372,447 $2,352,279
Executive Vice President and Chief Financial Officer
José E. Almeida	2009 2008 2007	$677,177 $594,488 $535,000	$1,039,013 $772,679 $588,923	$916,641 $764,707 $544,935	$560,811 $706,787 $514,002	$166 — $65	$120,759 $111,813 $123,002	$3,314,567 $2,950,474 $2,305,927
Senior Vice President and President, Medical Devices
John H. Masterson	2009 2008 2007	$519,431 $489,711 $387,826	$601,181 $545,032 $416,211	$552,853 $588,743 $382,103	$519,637 $624,602 $378,707	$35,747 — $534	$88,881 $85,683 $70,357	$2,317,730 $2,333,771 $1,635,738
Senior Vice President and General Counsel
Timothy R. Wright	2009 2008	$587,223 $540,454	$539,320 $314,173	$469,578 $309,279	$564,138 $848,247	— —	$88,819 $105,940	$2,249,078 $2,118,093
Senior Vice President and President, Pharmaceuticals

The discussion below sets forth a description of the elements of compensation reported in the columns of the Summary Compensation Table. As described in our Proxy Statement on Schedule 14A filed with the SEC on January 24, 2008, a portion of the compensation paid in 2007 was paid by Tyco International, from whom we separated in June 2007.

Stock Awards (Column E) and Option Awards (Column F) These columns represent the dollar amount recognized for financial statement reporting purposes (excluding forfeiture assumptions), computed in accordance with Accounting Standards Codification 718 (“ASC 718”) (formerly referred to as SFAS 123R), of restricted stock, restricted stock unit, performance share unit, and option awards issued to each of our named executive officers during our 2009, 2008 and 2007 fiscal years, respectively. The terms and conditions applicable to unvested equity awards provide that upon a termination of employment due to normal retirement (defined as a termination of employment after attainment of age 60, where the sum of the employee’s age and years of service is at least 70) the employee is entitled to full vesting of such awards. During fiscal 2009, Mr. Meelia, who has over 10 years of service with the Company, turned 60. Pursuant to ASC 718, the dollar amount recognized for financial statement reporting purposes for all unvested equity awards issued to Mr. Meelia was expensed from the respective grant date through the date he turned 60 instead of over the applicable vesting period for such awards. As a result, amounts reported in Columns E and F for Mr. Meelia include the full expense for all unvested equity awards held by Mr. Meelia. The amounts reported in Columns E and F do not correspond to the actual value that may be recognized by the named executive officers, which may be higher or lower based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. For information on the assumptions used in calculating the amounts in Column E, with respect to performance share unit awards, and Column F, see Note 15 to the Consolidated and Combined Financial Statements included in our Annual Reports on Form 10-K for the years ended September 25, 2009, September 26, 2008 and September 28, 2007. For additional information relating to restricted stock unit, performance share unit and option awards, see the “Compensation Discussion and Analysis” beginning on page • of this Proxy Statement.

2010 Proxy Statement 32

Non-Equity Incentive Plan Compensation (Column G) The amounts reported in Column G represent annual incentive cash awards paid to the named executive officers for performance in fiscal 2009, 2008 and 2007 under our Annual Incentive Plan. Payouts for fiscal 2007, although paid under our Annual Incentive Plan, were based on performance measures established by Tyco International before separation.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column H)

The amounts reported in Column H are attributable to the increase in the actuarial present value of the accumulated benefit under the frozen Kendall Pension Plan at September 25, 2009, as compared to September 26, 2008 and, for Messrs. Dockendorff and Masterson, above-market earnings on amounts credited to our Supplemental Savings Plan. Mr. Wright is not eligible to participate in the Kendall Pension Plan because it was frozen before he commenced employment with the Company.

All investments offered under the Supplemental Savings Plan mirror investments offered under the Retirement Savings Plan (our tax-qualified Section 401(k) plan), except that the Supplemental Savings Plan includes an additional investment alternative, the Enhanced Moody’s Rate, which is available to eligible employees, including Messrs. Dockendorff and Masterson. During fiscal 2009, the Enhanced Moody’s Rate produced above-market earnings of $97,391 for Mr. Dockendorff and $34,469 for Mr. Masterson. For more information, see the Fiscal 2009 Non-Qualified Deferred Compensation Table and related notes and narrative.

For the 2008 fiscal year, the present value of the accumulated benefit decreased $6,389 for Mr. Dockendorff, $515 for Mr. Almeida and $3,666 for Mr. Masterson because of an increased discount rate used to calculate the cash balance benefit component of the benefit. This discount rate did not result in a decrease in Mr. Meelia’s benefit because at the time he was one year away from the unreduced retirement age (60). For more information, see the 2009 Pension Benefits Table and related notes and narrative.

All Other Compensation (Column I) The amounts reported in Column I represent the aggregate dollar amount for each named executive officer for personal benefits, tax reimbursements, Company contributions to the Retirement Savings Plan, Company credits to the Supplemental Savings Plan, dividends on equity awards, insurance premiums and other compensation, as applicable.

33	2010 Proxy Statement

The following table shows the specific amounts included in Column I of the Summary Compensation Table for fiscal 2009. For a more complete understanding of the table, please read the narrative disclosures that follow the table.

ALL OTHER COMPENSATION

Name and Principal Position	Perquisites and Other Personal Benefits	Tax Reimbursements	Company Contributions to Retirement Savings Plan	Company Credits to Supplemental Savings Plan	Insurance Premiums	Dividends/ Earnings on Equity Awards	Total
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)
Richard J. Meelia Chairman, President and Chief Executive Officer	$190,514	$56,220	$21,635	$262,921	$72,288	$158,339	$761,917

Charles J. Dockendorff Executive Vice President and Chief Financial Officer	—	—	$14,700	$68,711	—	$45,376	$128,787

José E. Almeida Senior Vice President and President, Medical Devices	—	—	$14,700	$58,189	—	$47,870	$120,759

John H. Masterson Senior Vice President and General Counsel	—	—	$14,700	$46,711	—	$27,470	$88,881

Timothy R Wright Senior Vice President and President, Pharmaceuticals	—	—	$12,250	$52,393	—	$24,176	$88,819

Perquisites & Other Personal Benefits (Column B)

Mr. Meelia. The aggregate value of perquisites and other personal benefits for Mr. Meelia in fiscal year 2009 was $190,514. This amount includes a reimbursement for health club dues of $142 (generally available to employees) and personal use of Company aircraft. The value of flights on corporate aircraft, $190,372, is based on the total variable incremental cost incurred by the Company in providing such flights, calculated on an annualized per hour basis. The variable costs associated with such flights include fuel, trip-related maintenance, crew travel expenses, on-board catering, landing and parking fees and other variable costs. As Company-owned aircraft are used predominantly for business purposes, we have not included fixed costs, such as pilots’ salaries, insurance and standard maintenance, which do not change based on usage. Mr. Meelia was taxed on the imputed income attributable to his personal use of Company aircraft and the Company did not provide him with any tax assistance, i.e., no gross-ups, with respect to that income.

Tax Reimbursements (Column C)

Mr. Meelia. Mr. Meelia received tax reimbursements totaling $56,220 to pay the taxes associated with premiums paid on his behalf for universal life insurance, supplemental long-term disability insurance and extended care insurance.

Insurance Premiums (Column F)

Mr. Meelia. This column reflects premiums paid by the Company for universal life insurance, supplemental long-term disability insurance, and extended care insurance on Mr. Meelia’s behalf.

2010 Proxy Statement 34

Dividends/Earnings on Equity Awards (Column G)

This column reflects the grant date fair value of dividend equivalent units that were credited by the Company on unvested restricted stock unit awards and unvested performance share unit awards and any cash dividends paid during fiscal 2009 on restricted stock awards. Dividend equivalent units are credited on unvested restricted stock units and unvested performance share units at the same rate as any cash dividends paid to holders of the Company’s ordinary shares and vest according to the same vesting schedule as the underlying restricted stock units and performance share units. Dividend equivalent units credited on performance share units vest if, and only to the extent that, the underlying performance share units vest.

Grants of Plan-Based Awards

The following table provides information concerning the annual incentive cash awards and equity incentive awards granted to each of our named executive officers in fiscal 2009. “AIP” is the annual incentive cash award payable pursuant to our 2009 Annual Incentive Plan. “PSUs” are restricted stock unit awards subject to performance-based vesting, which we refer to as performance share units. “RSUs” are restricted stock unit awards subject to time-based vesting. “Options” are nonqualified stock options subject to time-based vesting. For a more complete understanding of the table, please read the narrative disclosures that follow the table.

FISCAL 2009 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(A)	(B)		(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)
Richard J. Meelia

AIP			$812,500	$1,625,000	$3,250,000

PSUs	12/01/2008	11/20/2008				21,962	43,924	87,848				$1,830,006

RSUs	12/01/2008	11/20/2008							43,924			$1,500,005

Options	12/01/2008	11/20/2008								302,925	$34.15	$2,913,745
Charles J. Dockendorff

AIP			$288,958	$577,915	$1,155,830

PSUs	12/01/2008	11/20/2008				8,419	16,837	33,674				$701,480

RSUs	12/01/2008	11/20/2008							16,837			$574,984

Options	12/01/2008	11/20/2008								116,120	$34.15	$1,116,923
José E. Almeida

AIP			$297,500	$595,000	$1,190,000

PSUs	12/01/2008	11/20/2008				10,981	21,962	43,924				$915,003

RSUs	12/01/2008	11/20/2008							21,962			$750,002

Options	12/01/2008	11/20/2008								151,460	$34.15	$1,456,848
John H. Masterson

AIP			$210,080	$420,160	$840,320

PSUs	12/01/2008	11/20/2008				4,210	8,419	16,838				$350,761

RSUs	12/01/2008	11/20/2008							8,419			$287,509

Options	12/01/2008	11/20/2008								58,060	$34.15	$558,462
Timothy R. Wright

AIP			$239,920	$479,840	$959,680

PSUs	12/01/2008	11/20/2008				5,857	11,713	23,426				$487,999

RSUs	12/01/2008	11/20/2008							11,713			$399,999

Options	12/01/2008	11/20/2008								80,780	$34.15	$776,999

35	2010 Proxy Statement

Non-Equity Incentive Plan Awards (Columns C through E) The amounts reported in Columns C through E reflect threshold, target and maximum award amounts for fiscal 2009 pursuant to our 2009 Annual Incentive Plan, which is an element of our 2007 Stock and Incentive Plan. The actual amounts earned by each named executive officer pursuant to such awards are set forth in Column G of the Summary Compensation Table. For more information on the performance metrics applicable to these awards, see the “Compensation Discussion and Analysis” beginning on page •.

Equity Incentive Plan Awards (Columns F through H) The amounts reported in Columns F through H reflect threshold, target and maximum award amounts for the FY09-FY11 performance cycle pursuant to performance share unit awards issued as part of our fiscal 2009 equity incentive awards. The actual amounts earned by each named executive officer pursuant to such awards is determined by the Committee at the end of the three-year performance cycle and is based upon total shareholder return for the Company as compared to the total shareholder return of a healthcare industry index (i.e., relative total shareholder return). For more information regarding performance share unit awards, see the “Compensation Discussion and Analysis” beginning on page •.

All Other Stock Awards (Column I) The amounts reported in Column I reflect restricted stock unit awards subject to time-based vesting that we issued as part of our fiscal 2009 equity incentive awards.

All Other Options Awards (Column J) The amounts reported in Column J reflect stock option awards subject to time-based vesting that we issued as part of our fiscal 2009 equity incentive awards.

Grant Date Fair Value (Column L) In the case of performance share unit awards, the amounts reported in Column L represent the aggregate grant date fair value of the target number of performance share units that may become vested if the applicable performance criteria are satisfied, computed in accordance with ASC 718. The aggregate grant date fair value for the target number of performance share units was calculated by application of a Monte Carlo model, which resulted in a fair value per share higher than the closing price per share on the grant date. Depending upon the attained level of performance, twice as many performance share units may vest, or none may vest at all. The aggregate grant date fair value of the maximum number of performance share units that may become vested upon attainment of the maximum level of performance, which is based on the closing price per share on the grant date rather than application of the Monte Carlo model, is $3,000,009 for Mr. Meelia, $1,149,967 for Mr. Dockendorff, $1,500,005 for Mr. Almeida, $575,018 for Mr. Masterson, and $799,998 for Mr. Wright.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding stock option awards and unvested restricted stock unit and performance share unit awards (including related dividend equivalent units) held by each named executive officer as of September 25, 2009. For a more complete understanding of the table, please read the footnotes that follow the table.

2010 Proxy Statement 36

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(A)	(B)	(C)	(E)	(F)	(G)	(H)	(I)	(J)
Richard J. Meelia	61,778[1]	0	$52.5482	10/17/2009	41,812[5]	$1,729,344	21,962[11]	$908,348
	39,199[1]	0	$46.4357	01/09/2010	1,749[6]	$72,339	307[12]	$12,698
	195,997[1]	0	$64.6243	10/02/2010	92,835[7]	$3,839,656
	11,451[1]	0	$67.6646	10/23/2010	3,008[8]	$124,411
	313,596[1]	0	$57.0160	09/30/2011	43,924[9]	$1,816,697
	76,023[1]	0	$64.5321	10/25/2011	614[10]	$25,395
	352,795[1]	0	$18.2018	03/06/2013
	215,597[1]	0	$35.4533	03/25/2014
	156,798[1]	0	$45.6575	03/09/2015
	126,222[1]	0	$36.9903	11/21/2015
	97,998[2]	97,999[2]	$38.6485	11/20/2016
	320,100[3]	320,100[3]	$43.0878	07/01/2017
	0[4]	302,925[4]	$34.1500	11/30/2018
Charles J. Dockendorff	31,359[1]	0	$55.6428	04/17/2010	10,034[5]	$415,006	8,419[11]	$348,210
	31,359[1]	0	$57.1023	03/25/2011	418[6]	$17,288	118[12]	$4,880
	52,266[1]	0	$30.4016	02/04/2012	23,905[7]	$988,711
	26,133[1]	0	$40.0500	02/04/2012	773[8]	$31,971
	39,199[1]	0	$18.2018	03/06/2013	16,837[9]	$696,378
	32,457[1]	0	$35.4533	03/25/2014	235[10]	$9,720
	32,457[1]	0	$45.6575	03/09/2015
	25,009[1]	0	$36.9903	11/21/2015
	23,519[2]	23,520[2]	$38.6485	11/20/2016
	82,450[3]	82,450[3]	$43.0878	07/01/2017
	0[4]	116,120[4]	$34.1500	11/30/2018
José E. Almeida	32,457[1]	0	$45.6575	03/09/2015	7,160[5]	$296,138	10,981[11]	$454,174
	8,337[1]	0	$36.9903	11/21/2015	298[6]	$12,325	154[12]	$6,369
	16,777[2]	16,777[2]	$38.6485	11/20/2016	23,410[7]	$968,238
	80,750[3]	80,750[3]	$43.0878	07/01/2017	758[8]	$31,351
	0[4]	151,460[4]	$34.1500	11/30/2018	21,962[9]	$908,348
					307[10]	$12,698
John H. Masterson	23,519[1]	0	$55.6428	04/17/2010	7,526[5]	$311,275	4,210[11]	$174,126
	23,519[1]	0	$57.1023	03/25/2011	314[6]	$12,987	59[12]	$2,440
	20,906[1]	0	$30.4016	02/04/2012	15,085[7]	$623,916
	10,453[1]	0	$40.0500	02/04/2012	489[8]	$20,225
	18,031[1]	0	$35.4533	03/25/2014	8,419[9]	$348,210
	23,284[1]	0	$45.6575	03/09/2015	117[10]	$4,839
	16,699[1]	0	$36.9903	11/21/2015
	17,639[2]	17,640[2]	$38.6485	11/20/2016
	52,000[3]	52,000[3]	$43.0878	07/01/2017
	0[4]	58,060[4]	$34.1500	11/30/2018
Timothy R. Wright	49,800[3]	49,800[3]	$43.0878	07/01/2017	14,4457	$597,445	5,857[11]	$242,246
	0[4]	80,780[4]	$34.1500	11/30/2018	467[8]	$19,315	82[12]	$3,392
					11,713[9]	$484,450
					163[10]	$6,742

37	2010 Proxy Statement

In connection with our separation from Tyco, a number of outstanding Tyco equity awards were converted to awards for Covidien shares. We refer to these awards as “converted restricted stock awards,” “converted restricted stock unit awards,” or “converted stock option awards,” as applicable, throughout the narrative disclosures that accompany these executive compensation tables.

Footnotes

[1]	Represents fully vested converted stock option awards.

[2]	Represents converted stock option awards that were granted on November 21, 2006, which vest one-quarter annually beginning on the first anniversary of the grant date.

[3]	Represents stock options that were granted on July 2, 2007, which vest one-quarter annually beginning on the first anniversary of the grant date.

[4]	Represents stock options that were granted on December 1, 2008, which vest one-quarter annually beginning on the first anniversary of the grant date.

[5]	Represents unvested converted restricted stock unit awards that were granted on November 21, 2006, which vest one-third annually beginning on the second anniversary of the grant date.

[6]

Represents unvested dividend equivalent units credited as of September 25, 2009, on converted restricted stock unit awards that were granted on November 21, 2006, which vest according to the same vesting schedule as the underlying restricted stock units, i.e., one-third annually beginning on the second anniversary of the grant date.

[7]	Represents unvested restricted stock unit awards that were granted on July 2, 2007, which vest one-quarter annually beginning on the first anniversary of the grant date.

[8]

Represents unvested dividend equivalent units credited as of September 25, 2009, on restricted stock unit awards that were granted on July 2, 2007, which vest according to the same schedule as the underlying restricted stock units, i.e., one-quarter annually beginning on the first anniversary of the grant date.

[9]	Represents unvested restricted stock unit awards that were granted on December 1, 2008, which vest one-quarter annually beginning on the first anniversary of the grant date.

[10]

Represents unvested dividend equivalent units credited as of September 25, 2009, on restricted stock unit awards that were granted on December 1, 2008, which vest according to the same schedule as the underlying restricted stock units, i.e., one-quarter annually beginning on the first anniversary of the grant date.

[11]

Represents unvested performance share unit awards that were granted on December 1, 2008, which may become fully vested at the end of the FY09-FY11 performance cycle (September 27, 2008 through September 30, 2011) if the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of threshold performance.

[12]

Represents unvested dividend equivalent units credited as of September 25, 2009, on performance share units that were granted on December 1, 2008, which may become fully vested at the end of the FY09-FY11 performance cycle according to the same schedule and attained level of performance as the underlying performance share units. The amounts reported in this column are based on achievement of threshold performance.

2010 Proxy Statement 38

Option Exercises and Stock Vested

The following table provides information regarding the vesting of stock awards during fiscal 2009. No named executive officer exercised a stock option during fiscal 2009. For a more complete understanding of the table, please read the narrative disclosure that follows the table.

FISCAL 2009 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(A)	(B)	(C)	(D)	(E)
Richard J. Meelia	0	$0	113,828	$4,606,167
Charles J. Dockendorff	0	$0	26,251	$1,044,001
José E. Almeida	0	$0	24,518	$984,631
John H. Masterson	0	$0	17,468	$693,273
Timothy R. Wright	0	$0	7,427	$269,006

Stock Awards (Columns D and E) The information reported in Columns D and E reflects the vesting of converted restricted stock awards and restricted stock unit awards (including related dividend equivalent units).

Pension Benefits

Messrs. Meelia, Dockendorff, Almeida and Masterson participate in the Kendall Pension Plan, which was frozen with respect to all future benefit accruals (except interest crediting on the cash balance benefit) as of July 1, 1995. The Pension Plan has two components:

•	a final average pay benefit, which was frozen as of May 31, 1990; and
•	a cash balance benefit.

Messrs. Meelia and Dockendorff are entitled to benefits payable pursuant to both components, while Messrs. Almeida and Masterson are entitled only to the cash balance benefit.

Participants retiring on their normal retirement date (attainment of age 65) are entitled to a monthly pension calculated as the sum of:

•	the benefit accrued under the provisions of the plan as in effect on June 1, 1990, including the value of the benefit derived from employee contributions; and
•	with respect to accruals on or after June 1, 1990, the actuarial equivalent of the participant’s current account.

39	2010 Proxy Statement

The current account is credited with interest with the one-year Treasury bill rate in effect on January 1st for each calendar year and service credits as follows:

Tier	Years of Benefit Service	Percent of Compensation

I	0-2	4.75%
II	3-9	5.25%
III	10-14	6.00%
IV	15-19	7.00%
V	20+	7.50%

Participants desiring to retire before normal retirement age may do so after attaining age 55 and completing five years of continuous service. If a participant chooses to retire before normal retirement age, the applicable accrued benefit as of June 1, 1990 will be reduced by 0.33% per month for each month commencement precedes age 60. Messrs. Meelia and Dockendorff currently are eligible for retirement.

The following table provides information with respect to these pension benefits. For a more complete understanding of the table, please read the footnotes that follow the table.

2009 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service[1] (#)	Present Value of Accumulated Benefit[2] ($)	Payments During Last Fiscal Year ($)
(A)	(B)	(C)	(D)	(E)
Richard J. Meelia	Kendall Pension Plan[3]	13.1	$25,584	—
	Kendall Pension Plan[4]	4.5	$94,473	—
Charles J. Dockendorff	Kendall Pension Plan[3]	0.7	$9,227	—
	Kendall Pension Plan[4]	5.1	$52,328	—
José E. Almeida	Kendall Pension Plan[4]	0.2	$1,329	—
John H. Masterson	Kendall Pension Plan[4]	2.1	$10,932	—
Timothy R. Wright	—	—	—	—

Footnotes

[1]

The number of years of service credited under the Kendall Pension Plan for the named executive officers is less than the number of actual years of service because the years of credited service were frozen as of July 1, 1995.

[2]

All assumptions are as detailed in accordance with the Accounting Standards Codification 715 (formerly referred to as SFAS 87) actuarial reports for the fiscal year ending September 25, 2009, with the exception of the following: (a) retirement age is the earliest age at which unreduced payment of all benefits can be received; and (b) no pre-retirement mortality, disability or termination is assumed. The amounts are calculated as being payable at age 60, the earliest retirement age at which an unreduced benefit is payable.

[3]	Represents benefit payable under the final average pay component.

[4]	Represents benefit payable under the cash balance component.

2010 Proxy Statement 40

Non-Qualified Deferred Compensation

The following table provides information with respect to non-qualified deferred compensation plans for each of the named executive officers. For more information regarding information contained in the table, please read the narrative disclosures and footnotes that follow the table and, for additional information regarding the material terms of our non-qualified deferred compensation plan, see the “Compensation Discussion and Analysis” section beginning on page • of this Proxy Statement and the narrative disclosure for Column H of the Summary Compensation Table.

FISCAL 2009 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(A)	(B)	(C)	(D)	(E)	(F)

Richard J. Meelia Covidien Supplemental Savings Plan.	$1,732,740	$262,921	$376,651	—	$7,155,584
Kendall Executive Supplemental Retirement Plan[1]					$128,164

Charles J. Dockendorff Covidien Supplemental Savings Plan.	—	$68,711	$627,934	—	$11,393,340

José E. Almeida Covidien Supplemental Savings Plan.	$198,774	$58,189	$17,409	—	$719,192

John H. Masterson Covidien Supplemental Savings Plan.	$53,942	$46,711	$234,371	$227,890[2]	$3,878,093

Timothy R. Wright Covidien Supplemental Savings Plan.	—	$52,393	$2,086	—	$89,259

Footnotes

[1]

Represents a frozen benefit in the Kendall Company Senior Executive Supplemental Retirement Plan that was maintained by The Kendall Company prior to its acquisition by Tyco International and which was designed to provide supplemental retirement benefits in excess of IRS limits applicable to tax-qualified retirement plans.

[2]	Represents an in-service distribution from our Supplemental Savings Plan.

41	2010 Proxy Statement

Executive Contributions in Last Fiscal Year (Column B) The amounts reported in Column B include amounts deferred by the named executive officers during fiscal 2009 under our Supplemental Savings Plan. All amounts reported in this column are also included in the Salary and/or Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.

Registrant Contributions in Last Fiscal Year (Column C) The amounts reported in Column C include amounts that we credited to our Supplemental Savings Plan on behalf of the named executive officers in fiscal 2009. These amounts are included in Column I of the Summary Compensation Table and are specifically broken out in the narrative to Column D of the All Other Compensation Table. Benefits represent an unfunded and unsecured obligation of the Company. Our Supplemental Savings Plan credits participant accounts with a Company contribution based on the named executive officer’s deferred base salary and bonus at the same rate at which the named executive officer is eligible to receive matching contributions under the Company’s tax-qualified 401(k) plan on any contribution the named executive officer makes to our Supplemental Savings Plan on compensation that is below the eligible pay limit ($230,000 for calendar 2008 and $245,000 for calendar 2009) and on any compensation the named executive officer earns above the eligible pay limit irrespective of whether the named executive officer contributes to our Supplemental Savings Plan.

Aggregate Earnings in Last Fiscal Year (Column D) The amounts reported in Column D include earnings credited to the named executive officer’s account in our Supplemental Savings Plan. Earnings on credits to our Supplemental Savings Plan are determined by investment selections made by each named executive officer in investment alternatives that generally mirror investment choices offered under the Company’s tax-qualified 401(k) plan. With respect to amounts credited to a predecessor plan (the Tyco Deferred Compensation Plan, which Tyco merged with and into the Tyco Supplemental Savings Plan and which we inherited through our Supplemental Savings Plan), eligible employees, including Messrs. Dockendorff and Masterson, are entitled to select the Enhanced Moody’s Rate as an investment alternative for amounts that were credited to such plan on their behalf at the time the Tyco Deferred Compensation Plan was merged into the Tyco Supplemental Savings Plan. The Enhanced Moody’s Rate is published in Moody’s Bond Record (or www.moodys.com) under the heading “Moody’s Long-Term Corporate Bond Yield Average” and is equal to the average corporate bond yield (based on seasoned bonds with remaining maturities of at least 20 years) published as of the fiscal year-end of the Company preceding the plan year for which the rate is to be used. During the 2009 fiscal year, the Enhanced Moody’s Rate was 6.7075%, which exceeded 120% of the applicable federal long-term rate with compounding (5.665%) by 1.045 percentage points. The excess attributable to this higher rate of return is also reported in Column H of the Summary Compensation Table as above-market earnings.

Aggregate Balance at Last FYE (Column F) The amounts reported in Column F for each named executive officer includes the named executive officer’s total balance in our Supplemental Savings Plan as of September 25, 2009 and, for Mr. Meelia, also includes his frozen benefit in the Kendall Company Senior Executive Supplemental Retirement Plan. For additional information regarding our Supplemental Savings Plan, see the “Compensation Discussion and Analysis” section beginning on page • of this Proxy Statement.

Potential Payments upon Termination, including Termination relating to a Change in Control

Severance Plan. For all of the named executive officers in the table below, other than our Chief Executive Officer, who has an employment agreement which provides for certain severance benefits as described below, severance benefits are payable pursuant to the Covidien Severance Plan for U.S. Officers and Executives. Under the Severance Plan, benefits are payable to eligible executives, including named executive officers, upon an involuntary termination of employment for any reason other than cause, permanent disability or death. Post-termination benefits consist of:

•	continuation of base salary for a period of 18 months;

•	payment of 1.5 times the average of the executive’s bonus for the previous three fiscal years, paid over a period of 18 months;

2010 Proxy Statement 42

•	continuation of health and dental benefits at active employee rates for a period of up to 18 months;

•	12 months accelerated vesting of outstanding stock options;

•	12 months to exercise vested stock options (unless a longer period is provided in the applicable option agreement);

•	outplacement services, in our discretion, for up to 12 months; and

•	payment of a pro-rata portion of the executive’s annual incentive cash award for the fiscal year during which such executive’s employment terminates.

The payment of benefits is conditioned upon the executive executing a general release in favor of the Company and agreeing to covenants providing for the confidentiality of Company information, one year non-competition, two years of non-solicitation of Company employees and customers, and non-disparagement. We may cancel or seek to recover benefits previously paid if the executive does not comply with these provisions or violates the release of claims.

Severance Payable to our Chief Executive Officer. Pursuant to his Employment Agreement and as described below under “Employment Agreement with Mr. Meelia,” Mr. Meelia is entitled to certain severance benefits upon his termination of employment for any reason other than by the Company for cause. Thus, upon a voluntary termination of employment, a termination of employment attributable to death or disability or an involuntary termination other than for cause, Mr. Meelia is entitled to the severance benefits described below.

Change in Control Plan. For all of the named executive officers in the table below, change in control benefits are payable pursuant to the Covidien Change in Control Severance Plan for Certain U.S. Officers and Executives. Under the Change in Control Plan, benefits are payable to eligible executives, including named executive officers, only if the plan’s double trigger requirements are satisfied, meaning that the executive must experience an involuntary termination of employment or good reason resignation during a period that begins 60 days before and ends 2 years after a change in control. Post-termination benefits consist of:

•

a single lump sum payment equal to 24 months of the executive’s base salary (36 months for the Chief Executive Officer, provided that the total base salary paid does not exceed 2.99 times his base salary);

•

a single lump sum payment equal to two times the average of the executive’s bonus for the previous three fiscal years (2.99 times the average of the previous three fiscal year bonuses for the Chief Executive Officer);

•

continuation of health and dental benefits at active employee rates for a period of up to 18 months, with a single lump sum payment at the end of the 18 month period that is equal to the employer portion of the applicable premium for an additional 6 months of coverage (18 additional months for the Chief Executive Officer);

•	full vesting of outstanding stock options;

•	12 months to exercise vested stock options (unless a longer period is provided in the applicable option agreement);

•	full vesting of any unvested restricted stock unit awards which are subject solely to time-based vesting;

•

vesting of unvested performance share unit awards if, and to the extent that, the Compensation Committee determines that the applicable performance criteria have been or will be attained or would have been attained during the 24-month period after the executive’s employment terminates (36-month period for the Chief Executive Officer);

•	outplacement services, in our discretion, for up to 12 months;

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•	payment of a pro-rata portion of the executive’s annual incentive cash award for the fiscal year during which such executive’s employment terminates; and

•

payment of a tax gross-up amount in the event the payments to the executive exceed the executive’s base amount (determined under Code Section 280G) by more than fifty thousand dollars ($50,000). As indicated in the Potential Payments Upon Termination Table, application of the assumptions described below results in no entitlement for any named executive officer to any tax gross-up payment as a result of the application of Code Section 280G.

The payment of benefits is conditioned upon the executive executing a general release in favor of the Company and agreeing to covenants providing for the confidentiality of Company information, one year non-competition, two years of non-solicitation of Company employees and customers, and non-disparagement. We may cancel or seek to recover benefits previously paid if the executive does not comply with these provisions or violates the release of claims.

The table below reflects the amount of compensation that would become payable to each of our named executive officers under existing agreements and plans if the named executive officer’s employment had terminated on September 25, 2009, the last day of our 2009 fiscal year, given the named executive’s service levels as of such date and, if applicable, based on our closing stock price as of that date, which was $41.36. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options and benefits available generally to salaried employees, such as distributions under the Company’s tax-qualified 401(k) plan.

The actual amounts that would be paid upon a named executive officer’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the tables. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the executive’s age and years of service, the attained level of performance for performance share units, and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment. For a more complete understanding of the table, please read the narrative disclosures and footnote that follow the table.

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POTENTIAL PAYMENTS UPON TERMINATION

Name and Termination Scenario	Cash Severance	Bonus	Option Awards	Stock Awards	Welfare Benefits and Outplacement	Tax Gross-Up	Total
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)
Richard J. Meelia
Involuntary termination (other than for cause)	$5,993,316	$2,009,735	$2,449,814	$9,449,933	$48,852	$0	$19,951,650
Involuntary termination (for cause)	—	—	—	—	—	$0	—
Voluntary Termination	$5,993,316	$2,009,735	$2,449,814	$9,449,933	$23,852	$0	$19,951,650
Death or Disability	$5,993,316	$2,009,735	$2,449,814	$9,449,933	$23,852	$0	$19,951,650
Change in Control Termination	$7,219,172	$2,009,735	$2,449,814	$9,449,933	$62,528	$0	$21,191,181
Charles J. Dockendorff
Involuntary termination (other than for cause)	$1,732,411	$714,742	$241,193	$334,768	$42,616	$0	$3,065,730
Involuntary termination (for cause)	—	—	—	—	—	$0	—
Voluntary Termination	—	$714,742	$31,887	$334,768	—	$0	$1,081,397
Death or Disability	—	$714,742	$901,000	$2,865,173	—	$0	$4,480,914
Change in Control Termination	$2,309,881	$714,742	$901,000	$2,865,173	$48,852	$0	$6,839,648
José E. Almeida
Involuntary termination (other than for cause)	$1,779,926	$560,811	$295,751	—	$42,616	$0	$2,679,104
Involuntary termination (for cause)	—	—	—	—	—	$0	—
Voluntary Termination	—	—	—	—	—	$0	—
Death or Disability	—	$560,811	$1,137,517	$3,150,143	—	$0	$4,848,471
Change in Control Termination	$2,373,235	$560,811	$1,137,517	$3,150,143	$48,852	$0	$7,270,558
John H. Masterson
Involuntary termination (other than for cause)	$1,305,296	$519,637	$128,569	—	$42,616	$0	$1,996,117
Involuntary termination (for cause)	—	—	—	—	—	$0	—
Voluntary Termination	—	—	—	—	—	$0	—
Death or Disability	—	$519,637	$466,443	$1,674,501	—	$0	$2,660,581
Change in Control Termination	$1,740,394	$519,637	$466,443	$1,674,501	$48,852	$0	$4,449,828
Timothy R. Wright
Involuntary termination (other than for cause)	$1,952,612	$564,138	$145,606	—	$42,616	$0	$2,737,855[1]
Involuntary termination (for cause)	—	—	—	—	—	$0	—
Voluntary Termination	—	—	—	—	—	$0	—
Death or Disability	—	$564,138	$582,424	$1,599,143	—	$0	$2,867,848[2]
Change in Control Termination	$2,603,482	$564,138	$582,424	$1,599,143	$48,852	$0	$5,520,182[2]

Footnote

1	Also includes $32,884 in employer contributions to the Retirement Savings Plan that will become fully vested upon an involuntary termination (other than for cause) if Mr. Wright enters into a severance agreement with the Company. All other named executive officers are currently vested in these employer contributions.

2	Also includes $32,884 in employer contributions to the Retirement Savings Plan and $89,259 in Company credits to the Supplemental Savings Plan that will become fully vested upon (1) death or

45	2010 Proxy Statement

disability; or (2) a change in control termination. All other named executive officers are currently vested in these employer contributions and Company credits.

Cash Severance (Column B)

Involuntary Termination (other than for cause). For all named executive officers other than Mr. Meelia and Mr. Wright, the cash severance amount in the involuntary termination (other than for cause) scenario represents continuation of the named executive officer’s base salary as of September 25, 2009 for an 18-month severance period, plus an amount equal to the average of the named executive officer’s annual incentive cash awards for the previous three fiscal years (i.e., the average of the actual annual incentive cash awards paid to the named executive officer for performance in fiscal 2008, 2007 and 2006) payable during the 18-month severance period and on our normal payroll schedule.

For Mr. Wright, the annual incentive cash award portion of the cash severance payment equals the average of the previous two fiscal years cash award (i.e., the average of the actual annual incentive cash awards paid to him for performance in fiscal 2008 and 2007) with the fiscal 2007 annual incentive cash award being pro rated due to his commencement of employment with the Company during fiscal 2007.

For Mr. Meelia, the cash severance amount represents a lump sum cash payment in an amount equal to two times his base salary as of September 25, 2009 plus the average of his annual incentive cash awards for the previous two fiscal years (i.e., the average of the actual annual incentive cash awards paid to him for performance in fiscal 2008 and 2007). Amounts payable to Mr. Meelia are pursuant to his Employment Agreement described below under “Employment Agreement with Mr. Meelia.”

Payments may be delayed until six months after termination of employment if necessary to comply with Code Section 409A.

Voluntary Termination, Death or Disability. Pursuant to his Employment Agreement and as described below under “Employment Agreement with Mr. Meelia,” Mr. Meelia is entitled to cash severance upon his termination of employment for any reason other than by the Company for cause. Thus, upon a voluntary termination of employment, or a termination of employment attributable to death or disability, Mr. Meelia is entitled to the same cash severance amount described above under the “Involuntary Termination (other than for cause)” heading.

Change in Control Termination. The cash severance amount upon a change in control termination represents a lump sum payment, payable within 65 days after the named executive officer’s employment termination date, equal to two times (2.99 times for the Chief Executive Officer) (1) the named executive officer’s base salary as of September 25, 2009 plus (2) the average of the named executive officer’s annual incentive cash awards for the previous three years (i.e., the actual annual incentive cash awards paid for performance in fiscal 2008, 2007 and 2006).

Bonus (Column C)

Involuntary Termination (other than for cause). The amounts reported in this column represent payment of a pro rata portion of the annual incentive cash award payable to the named executive officer for the fiscal year during which the involuntary termination occurred. Pursuant to SEC guidance, we assume that the involuntary termination occurs on September 25, 2009, the last day of our 2009 fiscal year, thereby entitling each named executive officer to the full annual incentive cash award for such fiscal year.

Voluntary Termination. The terms of our 2009 Annual Incentive Plan provide that upon a termination of employment due to early retirement (defined as a termination of employment after attainment of age 55, where the sum of the employee’s age and years of service is at least 60) or normal retirement (defined as a termination of employment after attainment of age 60, where the sum of the employee’s age and years of service is at least 70) the employee is entitled to receive a pro rata portion of the annual incentive cash award. Because Messrs. Meelia and Dockendorff satisfied the requirements for normal retirement and early retirement, respectively, as of September 25, 2009, they are entitled to this pro rata payment upon their

2010 Proxy Statement 46

voluntary termination of employment based on the number of days they were employed by the Company during the fiscal year. Pursuant to SEC guidance, we assume that the termination of employment occurs on September 25, 2009, the last day of our 2009 fiscal year, thereby entitling Messrs. Meelia and Dockendorff to the full annual incentive cash award for such fiscal year.

Death or Disability. The terms of our 2009 Annual Incentive Plan provide that upon a termination of employment due to death or disability, the employee is entitled to receive a pro rata portion of the annual incentive cash award. All named executive officers are entitled to this pro rata payment upon their termination of employment due to death or disability based on the number of days they were employed by the Company during the fiscal year. Pursuant to SEC guidance, we assume that the death or disability occurs on September 25, 2009, the last day of our 2009 fiscal year, thereby entitling the executive to the full annual incentive cash award for such fiscal year.

Change in Control Termination. The terms of our 2009 Annual Incentive Plan provide that upon a change in control and involuntary termination of employment, the employee is entitled to payment of a pro rata portion of the annual incentive cash award for the fiscal year in which the termination of employment occurs. All named executive officers are entitled to this pro rata payment upon their termination of employment based on the number of days they were employed by the Company during the fiscal year. Pursuant to SEC guidance, we assume that the change in control occurs on September 25, 2009, the last day of our 2009 fiscal year, thereby entitling the executive to the full annual incentive cash award for such fiscal year.

Option Awards (Column D)

Involuntary Termination (other than for cause). For all named executive officers other than Mr. Meelia, the option award amount represents the value of outstanding options held by the named executive officer that would have vested during the 12-month period that immediately follows September 25, 2009.

For Mr. Meelia, the option award amount represents the amount of outstanding options that he would have vested in as of September 25, 2009, his assumed employment termination date, as a result of his satisfaction of certain normal retirement requirements. The terms and conditions applicable to the converted stock option issued on November 21, 2006, the founders’ grant stock option issued on July 2, 2007 and the fiscal 2009 equity incentive award stock option issued on December 1, 2008 provide that upon a termination of employment due to normal retirement (defined as a termination of employment after attainment of age 60, where the sum of the employee’s age and years of service is at least 70) the employee is entitled to full vesting of such awards. During fiscal 2009, Mr. Meelia attained age 60 and was credited with more than 10 years of service. If Mr. Meelia terminated employment on September 25, 2009, he would have been entitled to full vesting on all of his outstanding option awards. The amounts reported in this scenario represent the difference between the full vesting amount attributable to satisfaction of the normal retirement requirements and the amounts that were vested as of September 25, 2009 (i.e., an additional 50% on the November 21, 2006 award and 100% on the December 1, 2008 award). Although Mr. Meelia would have become vested in an additional 50% of the founders’ grant award, the exercise price for each share subject to this award exceeded the fair market value of a share of Company stock as of September 25, 2009 and, as a result, this award provides no additional value for purposes of this scenario.

Involuntary Termination (for cause). Option awards include a “claw-back” feature that allows us to seek to recover the amount of any profit the named executive officer realized upon the exercise of options during the 12-month period that occurs immediately prior to the officer’s involuntary termination for cause. For this purpose, “cause” means substantial failure or refusal of the named executive officer to perform the duties and responsibilities of his job as required by the Company, violation of any fiduciary duty owed to the Company, conviction of a felony or misdemeanor, dishonesty, theft, violation of Company rules or policy, including a violation of our Guide to Business Conduct, or other egregious conduct that has or could have a serious and detrimental impact on the Company and its employees.

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Voluntary Termination. For Mr. Meelia, the stock award amount represents the full vesting of a converted stock option award, the founders’ grant stock option award and the fiscal 2009 equity incentive stock option awards, as described above under the “Involuntary Termination (other than for cause)” heading.

For Mr. Dockendorff, the option award amount represents the amount of outstanding options that he would have vested in as of September 25, 2009, his assumed employment termination date, as a result of his satisfaction of certain early retirement requirements. The terms and conditions applicable to the converted stock option issued on November 21, 2006 and the founders’ grant stock option issued on July 2, 2007 provide that upon a termination of employment due to early retirement (defined as a termination of employment after attainment of age 55, where the sum of the employee’s age and years of service is at least 60) the employee is entitled to pro rata vesting of such award determined by the number of full years (in the case of the November 21, 2006 award) or full months (in the case of the founders’ grant award) the employee completed since the grant date. During fiscal 2009, Mr. Dockendorff attained age 55 and was credited with more than 5 years of service. If Mr. Dockendorff terminated employment on September 25, 2009, he would have been entitled to 75% vesting on the November 21, 2006 award and 54% vesting on the founders’ grant award. As of September 25, 2009, Mr. Dockendorff had already vested in 50% of the November 21, 2006 award and 50% of the founders’ grant award. The amounts reported in this scenario represent the difference between the pro rata vesting amount attributable to satisfaction of the early retirement requirements and the amounts that were vested as of September 25, 2009 (i.e., an additional 25% on the November 21, 2006 award). Although Mr. Dockendorff would have become vested in an additional 4% of the founders’ grant award, the exercise price for each share subject to this award exceeded the fair market value of a share of Company stock as of September 25, 2009 and, as a result, this award provides no additional value for purposes of this scenario. Although the fiscal 2009 equity incentive award stock option issued on December 1, 2008 provides for pro rata vesting upon early retirement, the terms and conditions of such award require that the employee retire at least 12 months after the grant date in order for such early retirement vesting to apply. Because the assumed employment termination date (September 25, 2009) is less than 12 months after the grant date of the December 1, 2008 award, Mr. Dockendorff would not have been entitled to pro rata vesting for early retirement with respect to such award.

Death or Disability. The option award amount represents the full vesting of all outstanding stock options held by the named executive officer as of September 25, 2009. Although the named executive officers would have become fully vested in the founders’ grant award, the exercise price for each share subject to this award exceeded the fair market value of a share of Company stock as of September 25, 2009 and, as a result, this award provides no additional value for purposes of this scenario.

Change in Control Termination. The option award amount represents the full vesting of all outstanding options held by the named executive officer as of September 25, 2009. Although the named executive officers would have become fully vested in the founders’ grant award, the exercise price for each share subject to this award exceeded the fair market value of a share of Company stock as of September 25, 2009 and, as a result, this award provides no additional value for purposes of this scenario.

Stock Awards (Column E)

Involuntary Termination (other than for cause). For Mr. Meelia, the stock award amount represents the full vesting of all restricted stock unit and performance share unit awards. The terms and conditions applicable to the converted restricted stock unit award issued on November 21, 2006, the founders’ grant restricted stock unit award issued on July 2, 2007, and the fiscal 2009 equity incentive award restricted stock unit and performance share unit awards issued on December 1, 2008, provide that upon a termination of employment due to normal retirement (defined as a termination of employment after attainment of age 60, where the sum of the employee’s age and years of service is at least 70) the employee is entitled to full vesting of such award. During fiscal 2009, Mr. Meelia attained age 60 and was credited with more than 10 years of service. If Mr. Meelia terminated employment on September 25, 2009, he would have been entitled to full vesting on all of his outstanding restricted stock unit and performance share unit awards. The amounts reported in this scenario represent the full vesting of all unvested converted restricted stock unit, restricted stock unit and performance share unit awards. For purposes of this column, the amounts

2010 Proxy Statement 48

reported that are attributable to the performance share unit award are calculated by assuming that target performance was achieved and that shares underlying such award were delivered at the end of the applicable performance period.

For Mr. Dockendorff, the stock award amount represents the pro-rata vesting of a converted restricted stock unit award and the founders’ grant restricted stock unit award. The terms and conditions applicable to the converted restricted stock unit award issued on November 21, 2006 and the founders’ grant restricted stock unit award issued on July 2, 2007 provide that upon a termination of employment due to early retirement (defined as a termination of employment after attainment of age 55, where the sum of the employee’s age and years of service is at least 60) the employee is entitled to pro rata vesting of such award determined by the number of full months the employee completed since the grant date. During the 2009 fiscal year, Mr. Dockendorff attained age 55 and was credited with more than 5 years of service. If Mr. Dockendorff terminated employment on September 25, 2009, he would have been entitled to 71% vesting on the November 21, 2006 award and 54% vesting on the founders’ grant award. As of September 25, 2009, Mr. Dockendorff was 33% vested in the November 21, 2006 award and 50% vested in the founders’ grant award. The amounts reported in this scenario represent the difference between the pro rata vesting amount attributable to satisfaction of the early retirement requirements and the amounts that were vested as of September 25, 2009 (i.e., an additional 38% on the November 21, 2006 award and an additional 4% on the founders’ grant award). Although the fiscal 2009 restricted stock unit and performance share unit awards issued on December 1, 2008 provide for pro rata vesting upon early retirement, the terms and conditions of such awards require that the employee retire at least 12 months after the grant date in order for such early retirement vesting to apply. Because the assumed employment termination date (September 25, 2009) is less than 12 months after the grant date of the December 1, 2008 awards, Mr. Dockendorff would not have been entitled to pro rata vesting for early retirement with respect to such awards.

Involuntary Termination (for cause). Stock awards include a “claw-back” feature that allows us to seek to recover the amount realized by the named executive officer upon the vesting of any stock award during the 12-month period that occurs immediately prior to the officer’s involuntary termination for cause. For this purpose, “cause” means substantial failure or refusal of the named executive officer to perform the duties and responsibilities of his job as required by the Company, violation of any fiduciary duty owed to the Company, conviction of a felony or misdemeanor, dishonesty, theft, violation of Company rules or policy, including a violation of our Guide to Business Conduct, or other egregious conduct that has or could have a serious and detrimental impact on the Company and its employees.

Voluntary Termination. For Mr. Meelia, the stock award amount represents the full vesting of a converted restricted stock unit award, the founders’ grant restricted stock unit award and the fiscal 2009 equity incentive restricted stock unit and performance share unit awards, as described above under the “Involuntary Termination (other than for cause)” heading.

For Mr. Dockendorff, the stock award amount represents the pro-rata vesting of a converted restricted stock unit award and the founders’ grant restricted stock unit award, as described above under the “Involuntary Termination (other than for cause)” heading.

Death or Disability. The stock award amount represents the full vesting of all restricted stock unit and performance share unit awards held by the named executive officer as of September 25, 2009. For purposes of this scenario, the amounts reported that are attributable to the performance share unit awards are calculated by assuming that target performance was achieved and that shares underlying such award were delivered at the end of the applicable performance period.

Change in Control Termination. The stock award amount represents the vesting of all unvested converted restricted stock unit, restricted stock unit and performance share unit awards held by the named executive officer as of the change in control. For purposes of this scenario, the amounts reported that are attributable to the performance share unit awards are calculated by assuming that target performance was achieved and that shares underlying such award were delivered at the end of the applicable performance period.

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Welfare Benefits and Outplacement Services (Column F) The welfare benefits amount represents the employer portion of the premium paid on behalf of the named executive officer for continued coverage under the Company’s health and dental plans during the applicable severance period. Although payable in our discretion with respect to executives other than Mr. Meelia, for purposes of this column we assume that we would pay $25,000 on behalf of each named executive officer for outplacement services upon an involuntary termination (other than for cause) and a change in control termination.

Involuntary Termination (other than for cause). The applicable severance period is 24 months for Mr. Meelia and 18 months for all other named executive officers.

Death or Disability. The amount reported for Mr. Meelia represents the employer portion of the premium paid on behalf of his beneficiaries for continued coverage under the Company’s health and dental plans during the 24-month severance period.

Change in Control Termination. The applicable severance period is 36 months for Mr. Meelia and 24 months for all other named executive officers.

Tax Gross-Up (Column G) Application of the assumptions set forth above results in no entitlement for any named executive officer to any tax gross-up payment.

Employment Agreement with Mr. Meelia

Mr. Meelia is the only named executive officer with an employment agreement. His Employment Agreement provides that Mr. Meelia will receive a base salary, bonus and a long-term incentive opportunity determined by our Board, as well as be eligible to participate in all employee benefit plans and programs applicable to executives generally. The Employment Agreement has no stated term, and Mr. Meelia is employed at will. The general terms of the Employment Agreement also provide that, if Mr. Meelia’s employment is terminated for any reason other than by the Company for cause (as defined in the Employment Agreement) and subject to the execution of a general release in favor of the Company in the form provided in the Employment Agreement, the Company is obligated to pay him a lump sum cash payment in an amount equal to two times the sum of (1) the greater of his then-current base salary or his base salary as in effect immediately before December 29, 2006, and (2) the greater of (i) his then-current target annual bonus or (ii) the average annual bonus received by him or his target bonus, whichever is greater, for the two fiscal years immediately preceding the date his employment terminates. This payment may be delayed until six months after termination of employment if necessary to comply with Code Section 409A. If any payments are subject to an excise tax, the terms of the Employment Agreement provide that the Company will pay an additional tax gross-up payment to Mr. Meelia. Also, Mr. Meelia and his eligible dependents will receive continued coverage for two years in all health and welfare plans in which he participated on his date of termination under the same terms and conditions as in effect on the date of termination (or as amended from time to time), subject to Mr. Meelia’s continued payment of applicable premiums. Mr. Meelia is required, under the terms of the Employment Agreement, not to disclose confidential Company information at any time, not to compete with the Company nor solicit our management level employees, or customers of the Company for a period of one year following termination of employment, and not to disparage the Company after his termination. The termination benefits provided under the Employment Agreement are in lieu of any termination or severance benefits for which Mr. Meelia may be eligible under any of the Company’s plans, policies or programs, except upon a change in control, in which case Mr. Meelia is eligible for benefits under the Change in Control Plan only.

2010 Proxy Statement 50

SECURITY OWNERSHIP AND REPORTING

Security Ownership of Management and Certain Beneficial Owners

The following tables show the number of ordinary shares beneficially owned:

•	as of January 1, 2010, by each current director and nominee for director, each executive officer named in the Summary Compensation Table and our directors and executive officers as a group; and

•	as of the date indicated, by each owner of 5% or more of our outstanding ordinary shares.

A person is deemed to be a beneficial owner of ordinary shares if he or she, either alone or with others, has the power to vote or to dispose of those ordinary shares or the right to acquire such power within 60 days of the date of the table. Ordinary shares subject to stock options presently exercisable or exercisable within 60 days of January 1, 2010, restricted stock units and dividend equivalent units are deemed to be outstanding and beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person. There were 500,022,102 Covidien ordinary shares outstanding as of January 1, 2010. The tables below are based on information furnished by the persons named, public filings and our records.

Directors and Executive Officers

Name of Beneficial Owner	Number of Covidien Ordinary Shares Beneficially Owned	Percentage Ownership
Named Executive Officers
Richard J. Meelia [1]	2,346,728	*
Charles J. Dockendorff [2]	494,488	*
José E. Almeida [3]	274,168	*
John H. Masterson [4]	293,549	*
Timothy R. Wright [5]	113,701	*
Non-Employee Directors
Craig Arnold [6]	15,601	*
Robert H. Brust [6]	15,120	*
John M. Connors, Jr. [6]	15,120	*
Christopher J. Coughlin [7]	198,499	*
Timothy M. Donahue [6]	15,120	*
Kathy J. Herbert [6]	15,120	*
Randall J. Hogan, III [8]	15,484	*
Dennis H. Reilley [6]	44,577	*
Tadataka Yamada [6]	15,120	*
Joseph A. Zaccagnino [6]	15,120	*
All directors and executive officers as a group (23 persons) [9]	4,456,521	*

*	Represents less than 1% of outstanding ordinary shares.

[1]	Includes 191,831 restricted stock units and 1,991,307 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2010.

[2]	Includes 55,267 restricted stock units and 397,398 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2010.

51	2010 Proxy Statement

[3]	Includes 59,884 restricted stock units and 184,574 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2010.

[4]	Includes 31,616 restricted stock units and 229,385 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2010.

[5]	Includes 31,745 restricted stock units and 69,995 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2010.

[6]	Includes 3,852 restricted stock units and 6,400 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2010.

[7]

Includes 3,852 restricted stock units, 149,248 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2010 and 7,970 shares held in a Grantor Retained Annuity Trust.

[8]

Includes 3,852 restricted stock units, 6,400 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2010 and 64 shares held in a trust over which Mr. Hogan has shared dispositive and voting power.

[9]

Includes, for executive officers not specifically named in the table, an aggregate of 589,062 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2010. Also includes 11,627 ordinary shares pledged as security by one executive officer.

5% Beneficial Owners

Name and Address of Beneficial Owner	Number of Covidien Ordinary shares Beneficially Owned	Percentage Ownership
Barclays Global Investors, N.A. 400 Howard Street San Francisco, CA 94105	25,320,658 [1]	5.1%
FMR LLC 82 Devonshire Street Boston, MA 02109	52,702,931[2]	10.5%

[1]	The number of ordinary shares beneficially owned by Barclays Global Investors, N.A. (“Barclays”) was provided by Barclays pursuant to a Form 13G dated February 6, 2009.

[2]	The number of ordinary shares beneficially owned by FMR LLC (“FMR”) was provided by FMR pursuant to a Form 13G dated February 13, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who beneficially own more than 10 percent of our ordinary shares to file reports of ownership and changes in ownership of such ordinary shares with the SEC and NYSE. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, our administrative staff assists our officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of the copies of such forms we have received, as well as information provided and representations made by the reporting persons, we believe that all required Section 16(a) reports were timely filed during our fiscal year ended September 25, 2009, except for one Form 4 for Coleman N. Lannum, III for one dividend reinvestment transaction which was inadvertently filed late.

2010 Proxy Statement 52

AUDIT AND AUDIT COMMITTEE MATTERS

Audit and Non-Audit Fees

Set forth below are the aggregate fees for professional services rendered to Covidien by Deloitte & Touche LLP for the period September 29, 2007 through September 26, 2008 (“Fiscal 2008) and the period September 27, 2008 through September 25, 2009 (“Fiscal 2009”).

	Fiscal 2009	Fiscal 2008
	(in thousands)
Audit Fees	$19,224	$19,838
Audit-Related Fees	1,925	2,086
Tax Fees	5,150	3,993
All Other Fees	650	0

Total	$26,949	$25,917

Audit Fees include fees for professional services rendered for the year-end audits of our consolidated financial statements and internal control over financial reporting, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, consents, statutory filings and, in Fiscal 2008, preparation for the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). Fiscal 2008 Audit Fees include fees of approximately $294,000 which were previously reported as fees for tax planning services.

Audit-Related Fees were primarily related to carve-out audits, comfort letters, work related to International Financial Reporting Standards (“IFRS”) reporting and services related to mergers and acquisitions.

Tax Fees include fees for tax compliance services such as assistance with the preparation of federal and state returns ($3,616,000 for Fiscal 2008 and $3,900,000 for Fiscal 2009) as well as fees for tax planning services ($377,000 for Fiscal 2008 and $1,250,000 for Fiscal 2009).

All Other Fees include services relating to project methodology and support for a pricing initiative.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted a pre-approval policy that provides guidelines for audit, audit-related, tax and other permissible non-audit services that may be provided by our independent auditors. Pursuant to the policy, our Corporate Controller supports the Audit Committee by providing a list of proposed services to the Committee, monitoring the services and fees pre-approved by the Committee, providing periodic reports to the Audit Committee with respect to pre-approved services and coordinating with management and the independent auditors to ensure compliance with the policy.

Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. The Audit Committee also annually approves a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. The term of any pre-approval is 12 months, unless the Audit Committee specifically provides for a different period. The independent auditors may not begin work on any engagement without confirmation of Audit Committee pre-approval from our Corporate Controller or his delegate.

The Committee has delegated to the Chair of the Audit Committee the authority to pre-approve the engagement of the independent auditors in his discretion. The Chair reports all such pre-approvals to the Audit Committee at the next Committee meeting.

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Audit Committee Report

As more fully described in its charter, the Audit Committee oversees Covidien’s financial reporting process on behalf of the Board of Directors. Management has day-to-day responsibility for the Company’s financial reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. Covidien’s independent auditors are responsible for auditing the annual financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussing with the Audit Committee any issues they believe should be raised. The independent auditors are also responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems, for issuing a report on the Company’s internal control over financial reporting and for such other matters as the Audit Committee and Board determine.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management, the internal auditors and the independent auditors the consolidated financial statements for the fiscal year ended September 25, 2009 to be filed with the U. S. Securities and Exchange Commission (the “SEC”). Management represented to the Committee that these consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). In addition, the Committee has:

•	discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to communication with audit committees;

•

received from the independent auditors the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence;

•	discussed with the independent auditors their independence from the Company and its management; and

•	considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Covidien’s audited consolidated financial statements prepared in accordance with US GAAP be included in its Annual Report on Form 10-K for the fiscal year ended September 25, 2009 to be filed with the SEC.

Audit Committee

Robert H. Brust, Chairman

Craig Arnold

Randall J. Hogan, III

2010 Proxy Statement 54

PROPOSAL NUMBER ONE:

TO RECEIVE AND CONSIDER THE COMPANY’S IRISH STATUTORY ACCOUNTS

AND THE REPORTS OF THE DIRECTORS AND AUDITORS THEREON

We refer to our financial statements for the fiscal year ended September 25, 2009 prepared in accordance with Irish law as our “Irish Statutory Accounts”. The Irish Statutory Accounts and related reports, which are being provided to our shareholders along with this proxy statement, are being presented to the shareholders at the Annual General Meeting to provide the shareholders an opportunity to consider the Irish Statutory Accounts and the reports of the Directors and auditors thereon and ask any relevant and appropriate questions of the representative of our independent auditor in attendance at the Annual General Meeting. The Board of Directors approved the Irish Statutory Accounts on January 21, 2010.

Unless otherwise instructed, the proxies will vote “FOR” this proposal. Please note that a vote “FOR” or “AGAINST” this proposal will have no effect on the approval of the Irish Statutory Accounts by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” PROPOSAL ONE

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PROPOSAL NUMBER TWO (A) THROUGH TWO (K)

ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election at the 2010 Annual General Meeting a slate of 11 nominees, all of whom are currently serving on the Board. The nominees are Richard J. Meelia, Craig Arnold, Robert H. Brust, John M. Connors, Jr., Christopher J. Coughlin, Timothy M. Donahue, Kathy J. Herbert, Randall J. Hogan, III, Dennis H. Reilley, Tadataka Yamada and Joseph A. Zaccagnino. Biographical information, including qualifications, regarding each of the 11 nominees is set forth below. The election of directors will take place at the Annual General Meeting. In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the 11 nominees. Covidien is not aware of any reason why any of the nominees will not be able to serve if elected. Each of the directors elected will serve until the 2011 Annual General Meeting or until his or her earlier death, resignation or removal.

Current Directors Nominated for Re-Election – Proposals Two (a) through Two (k)

Proposal Two (a) — Craig Arnold

Mr. Arnold, age 49, joined our Board of Directors immediately following our separation from Tyco International. Mr. Arnold is Vice Chairman of Eaton Corporation, a diversified industrial manufacturer. He is also the Chief Operating Officer, Industrial Sector, of Eaton. From 2000 to 2008 he served as Senior Vice President of Eaton Corporation and President of the Fluid Power Group of Eaton. Prior to joining Eaton, Mr. Arnold was employed in a series of progressively more responsible positions at General Electric Company from 1983 to 2000. Mr. Arnold previously served as a director of Unocal Corporation, where he also was a member of the Audit Committee.

With his years of managerial experience, both at Eaton and at General Electric, Mr. Arnold brings to the Board of Directors demonstrated management ability at senior levels. His position as Chief Operating Officer of the Eaton Industrial sector gives Mr. Arnold critical insights into the operational requirements of a large company. In addition, in previously serving on the Audit Committee of another public company, Mr. Arnold gained valuable experience dealing with accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a large corporation.

2010 Proxy Statement 56

Proposal Two (b) — Robert H. Brust

Mr. Brust, age 66, joined our Board of Directors just prior to our separation from Tyco International. Mr. Brust has been the Chief Financial Officer of Sprint Nextel Corporation, a wireless and wireline communications company, since May 2008. From February 2007 to May 2008, Mr. Brust was retired. From January 2000 to February 2007, Mr. Brust served as Executive Vice President of the Eastman Kodak Company, a provider of photographic products and services, and, from January 2000 to November 2006, he also served as Chief Financial Officer of Kodak. Prior to joining Kodak, Mr. Brust was Senior Vice President and Chief Financial Officer of Unisys Corporation from 1997 to 1999. He also worked in a variety of financial and financial management positions at General Electric Company from 1965 to 1997. Mr. Brust previously served as a director of Delphi Corporation and Applied Materials, Inc.

Mr. Brust is an experienced financial leader with the skills necessary to lead our Audit Committee. His service as Chief Financial Officer of Sprint Nextel Corporation, the Eastman Kodak Company and Unisys Corporation as well as his 31 years at General Electric Company make him a valuable asset, both on our Board of Directors and as the Chairman of our Audit Committee. Mr. Brust’s positions have provided him with a wealth of knowledge in dealing with financial and accounting matters. The depth and breadth of his exposure to complex financial issues at such large corporations makes him a skilled advisor.

Proposal Two (c) — John M. Connors, Jr.

Mr. Connors, age 67, joined our Board of Directors immediately following our separation from Tyco International. Since 2006, Mr. Connors has served as Chairman Emeritus of Hill, Holliday, Connors, Cosmopulos, Inc., a full-service advertising agency that is part of The Interpublic Group of Companies, Inc. From 2003 to 2006, Mr. Connors served as Chairman of Hill, Holliday, and from 1968 to 2003 he was Chairman, President and Chief Executive Officer of Hill, Holliday. Mr. Connors is currently a director of Hasbro, Inc. and serves on Hasbro’s Compensation Committee.

Having been a founding member, former Chairman, President and Chief Executive Officer of Hill, Holliday, Connors, Cosmopulos, Inc., Mr. Connors has extensive business experience. In addition, as the Chairman of the Board of Directors of Partners Healthcare System, Inc., which includes Massachusetts General Hospital and Brigham and Women’s Hospital, and also as a member of the Harvard Medical School Board of Fellows, Mr. Connors has a unique perspective to offer Covidien on a variety of healthcare-related issues.

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Proposal Two (d) — Christopher J. Coughlin

Mr. Coughlin, age 57, joined our Board of Directors immediately following our separation from Tyco International. Mr. Coughlin has been Executive Vice President and Chief Financial Officer of Tyco International, a global provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products, since March 2005. Prior to joining Tyco International, Mr. Coughlin served as Chief Operating Officer of The Interpublic Group of Companies, Inc. from June 2003 to December 2004. He joined Interpublic from Pharmacia Corporation, where he was Chief Financial Officer from 1998 to 2003. Previously, he held the position of Executive Vice President and Chief Financial Officer of Nabisco Holdings, where he also served as President of Nabisco International. Mr. Coughlin is currently a director of The Dun & Bradstreet Corporation and has served on its Audit and Compensation Committees.

As Chief Financial Officer of Tyco International, Pharmacia Corporation and Nabisco Holdings and as Chief Operating Officer of The Interpublic Group of Companies, Mr. Coughlin has demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing large organizations. He brings an understanding of operations and financial strategy in challenging environments. In addition, Mr. Coughlin is able to draw upon, among other things, his knowledge of the pharmaceutical industry garnered while at Pharmacia and his knowledge of the medical device industry developed while Covidien constituted the healthcare business of Tyco International.

Proposal Two (e) — Timothy M. Donahue

Mr. Donahue, age 61, joined our Board of Directors immediately following our separation from Tyco International. Mr. Donahue served as Chairman of Sprint Nextel Corporation, a wireless and wireline communications company, from 2005 to 2006. He was the Chief Executive Officer of Nextel Communications, Inc. from 1999 until August 2005, and the President of Nextel from 1996 until August 2005. Mr. Donahue is currently a director of Eastman Kodak Company, NVR, Inc. and Tyco International Ltd. Mr. Donahue previously served as a director of Nextel Communications, Inc. and Sprint Nextel Corporation.

As Chief Executive Officer of Nextel Communications, Mr. Donahue led an innovative organization. His business acumen and drive for innovation, evidenced during his tenure at Nextel, make Mr. Donahue a valuable contributor to our Board of Directors. In addition, his service on the Board of Directors of a variety of large public companies, including on the Compensation Committees of the Eastman Kodak Company, NVR, Inc. and Tyco International, gives Mr Donahue a deep understanding of the role of the Board of Directors and positions him well to serve as our Lead Director.

2010 Proxy Statement 58

Proposal Two (f) — Kathy J. Herbert

Ms. Herbert, age 56, joined our Board of Directors immediately following our separation from Tyco International. From 2001 to 2006, Ms. Herbert served as Executive Vice President, Human Resources, of Albertson’s, Inc., an operator of supermarkets, combination food-drug stores and drug stores located in the United States. Prior to joining Albertson’s, she had been with Jewel Osco since 1969 in a variety of positions, most recently Vice President, Human Resources.

With her background in human resources, operations and merchandising, Ms. Herbert brings a unique point of view to our Board of Directors. Her 12 years of experience in executive human resource roles, including her position as Executive Vice President of Human Resources at Albertson’s, gave her large company experience building and working with complex succession plans, long term leadership development and innovative cost effective compensation models. She provides valuable insight into Covidien’s talent management strategy, a key part of the Company’s overall strategy. Ms. Herbert’s perspective is unlike that of any other member of our Board of Directors, making her a valuable component of a well rounded Board and a key member of the Board’s Compensation Committee.

Proposal Two (g) — Randall J. Hogan, III

Mr. Hogan, age 54, joined our Board of Directors immediately following our separation from Tyco International. Mr. Hogan has served as Chairman and Chief Executive Officer of Pentair, Inc., an industrial manufacturing company, since 2002. From 2001 to 2002, he was President and Chief Executive Officer and from 1999 to 2001, President and Chief Operating Officer, of Pentair. Prior to joining Pentair, he was President of United Technologies’ Carrier Transicold Division. Before that, he was with the Pratt & Whitney division of United Technologies, General Electric Company and McKinsey & Company. Mr. Hogan previously served as a director of Unisys Corporation.

Having served in the roles of Chairman, Chief Executive Officer, President and Chief Operating Officer of Pentair, Mr. Hogan offers a wealth of management experience and business understanding. Running a public company gives Mr. Hogan front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts. Mr. Hogan’s service on the Board of Directors and Governance Committee of Unisys further augments his range of knowledge, providing experience on which he can draw while serving as a member of our Board.

59	2010 Proxy Statement

Proposal Two (h) — Richard J. Meelia

Mr. Meelia, age 60, has served as the Chairman of our Board of Directors since October of 2008. He served on our Board of Directors and has been our President and Chief Executive Officer following our separation from Tyco International in June 2007. From January 2006 through the separation, Mr. Meelia was the Chief Executive Officer of Tyco Healthcare and from 1995 through the separation, Mr. Meelia was also the President of Tyco Healthcare. Mr. Meelia previously served as a director of Haemonetics Corporation and Aspect Medical Systems, Inc.

Since joining Kendall Healthcare Products Company, the foundation of the Tyco Healthcare business, as Group President in 1991 and becoming President of Tyco Healthcare, the foundation of Covidien, in 1995, Mr. Meelia has directed the Company’s acquisition, integration and product development efforts, growing the business from $600 million to the diverse $10 billion healthcare products company that is Covidien today. Mr. Meelia’s knowledge of all aspects of the business and its history, combined with his drive for innovation and excellence, position him well to serve as our Chairman, President and Chief Executive Officer.

Proposal Two (i) — Dennis H. Reilley

Mr. Reilley, age 56, joined our Board of Directors immediately following our separation from Tyco International and served as the Chairman of our Board of Directors until October 2008. From 2000 to April 2007, Mr. Reilley served as Chairman of Praxair, Inc., a supplier of industrial gases and high-performance surface coatings, and also served as Chief Executive Officer of Praxair from 2000 to December 2006. From 1989 to 2000, Mr. Reilley held many key positions at E. I. Du Pont de Nemours & Company, including Chief Operating Officer. Earlier in his career he held various managerial positions at Conoco. Mr. Reilley is currently a director of H.J. Heinz Company, Marathon Oil Corporation and The Dow Chemical Company.

As Chairman and Chief Executive Officer of Praxair and Chief Operating Officer of Dupont, Mr. Reilley took on significant management, strategic and operational responsibilities. With his knowledge of the complex issues facing global companies today and his understanding of what makes businesses work effectively and efficiently, Mr Reilley provides valuable insight to our Board. Mr. Reilley’s experience as Chairman of the Praxair Board of Directors as well as his service on the Governance and Compensation Committees of H.J. Heinz and Marathon Oil, the Audit Committee of H.J. Heinz and on the Audit and Compensation Committees of Dow Chemical, position him well to serve as a member of our Board.

2010 Proxy Statement 60

Proposal Two (j) — Tadataka Yamada

Dr. Yamada, age 64, joined our Board of Directors immediately following our separation from Tyco International. Dr. Yamada has served as President of the Global Health Program of the Bill & Melinda Gates Foundation since June 2006. From 2000 to 2006, Dr. Yamada was Chairman of Research and Development for GlaxoSmithKline Inc. and prior to that, he held research and development positions at SmithKline Beecham. Prior to joining SmithKline Beecham, Dr. Yamada was Chairman of the Department of Internal Medicine at the University of Michigan Medical School and Physician-in-Chief of the University of Michigan Medical Center.

With his experience as the President of the Global Health Program of the Bill & Melinda Gates Foundation as well as his significant research and development experience, Dr. Yamada brings to our Board a unique perspective. His extensive pharmaceutical industry knowledge gives him an insight into a number of issues facing Covidien that other directors might not possess. Given the depth of his healthcare knowledge and experience, Dr. Yamada is a valued member of our Board.

Proposal Two (k) — Joseph A. Zaccagnino

Mr. Zaccagnino, age 63, joined our Board of Directors immediately following our separation from Tyco International. Mr. Zaccagnino served as President, Chief Executive Officer and Director of Yale New Haven Health System and its flagship Yale-New Haven Hospital, one of the country’s leading academic medical hospitals and the primary teaching hospital of the Yale University School of Medicine, from 1991 until his retirement in 2005. Mr. Zaccagnino is currently a director of NewAlliance Bancshares, Inc. and serves on the NewAlliance Bancshares Compensation and Governance Committees.

Mr. Zaccagnino has served as Chairman of the Board of the National Committee for Quality Healthcare and as Chairman of the Board of VHA Inc., a 2,500 member hospital cooperative which provides supply chain and group purchasing services through its subsidiary, Novation. His deep knowledge of healthcare policy, patient care delivery and financing and of clinical research and medical technology assessment provides our Board with unique insight and a keen perspective on the priorities of and challenges facing our major customers.

Unless otherwise instructed, the proxies will vote “FOR” each of these directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” EACH OF THE DIRECTORS NOMINATED FOR RE-ELECTION

IN PROPOSALS TWO (A) THROUGH TWO (K)

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PROPOSAL NUMBER THREE:

APPOINTMENT OF INDEPENDENT AUDITORS AND

AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION

Shareholders are being asked to appoint our independent auditors and to authorize the Audit Committee of our Board of Directors to set the auditors’ remuneration. Appointment of the independent auditors and authorization of the Audit Committee to set their remuneration require the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. The Audit Committee and the Board recommend that shareholders reappoint Deloitte & Touche LLP as our independent auditors to audit our accounts for the fiscal year ending September 24, 2010 and authorize the Audit Committee of the Board to set the auditors’ remuneration.

Representatives of Deloitte & Touche LLP will be at the Annual General Meeting, and they will be available to respond to appropriate questions.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND

THAT YOU VOTE “FOR” PROPOSAL THREE

2010 Proxy Statement 62

PROPOSAL NUMBER FOUR:

TO AUTHORIZE THE COMPANY AND/OR ANY SUBSIDIARY OF THE COMPANY

TO MAKE MARKET PURCHASES OF COMPANY SHARES

Under Irish law, neither the Company nor any subsidiary of the Company may make market purchases of the Company’s shares without shareholder approval. Accordingly, shareholders are being asked to authorize the Company, or any of its subsidiaries, to make market purchases of up to 10% of the Company’s shares. If adopted, this authority will expire on the earlier of the close of business on September 16, 2011 or the date of the Annual General Meeting in 2011; we expect to propose renewal of this authorization at subsequent annual general meetings. Such purchases would be made only at price levels which the Directors considered to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position. The Company currently effects repurchases under our existing share repurchase program as redemptions pursuant to Article 3(d) of our Articles of Association. Whether or not this proposed resolution is passed, the Company will retain its ability to effect repurchases as redemptions pursuant to its Articles of Association, although subsidiaries of the Company will not be able to make market purchases of the Company’s shares.

In order for the Company or any of its subsidiaries to make market purchases of the Company’s ordinary shares, such shares must be purchased on a “recognized stock exchange”. The New York Stock Exchange, on which Covidien’s ordinary shares are listed, is not currently specified as a recognized stock exchange for this purpose by Irish law. We understand, however, that it is likely that the Irish authorities will take appropriate steps in the future to add the New York Stock Exchange to the list of recognized stock exchanges. Therefore the general authority, if approved by our shareholders, will become effective from the later of (a) the date of passing of the authorizing resolution; and (b) the date on which the New York Stock Exchange becomes a “recognized stock exchange” for these purposes.

Resolution

The text of the resolution, which, if thought fit, will be passed as an ordinary resolution at the Annual General Meeting, is as follows:

RESOLVED, that the Company and any subsidiary of the Company (as defined by Section 155 of the Companies Act 1963) is hereby generally authorized to make market purchases (as defined by section 212 of the Companies Act 1990) of ordinary shares in the Company (“shares”) on such terms and conditions and in such manner as the board of directors of the Company may determine from time to time but subject to the provisions of the Companies Act 1990 and to the following provisions:

(a)	The maximum number of shares authorised to be acquired by the Company and/or any subsidiary of the Company (as defined by Section 155 of the Companies Act 1963) pursuant to this resolution shall not exceed, in the aggregate, 49,902,235 ordinary shares of US$0.20 each (which represents 10% of the Company’s ordinary shares outstanding as of our 2009 fiscal year end).

(b)	The maximum price to be paid for any ordinary share shall be an amount equal to 110% of the closing price on the New York Stock Exchange for the ordinary shares on the trading day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.

(c)	The minimum price to be paid for any ordinary share shall be an amount equal to 90% of the closing price on the New York Stock Exchange for the ordinary shares on the trading day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.

(d)	This general authority will be effective from the occurrence of the later of the following: (i) the date of passing of this resolution and (ii) the New York Stock Exchange becoming a recognised stock exchange within the meaning of Section 3(2), and for the purpose of Section 212(1)(b), of the Companies Act 1990 Act.

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(e)	This general authority is to expire eighteen months from the date of the passing of this resolution, unless previously varied, revoked or renewed by special resolution in accordance with the provisions of section 215 of the Companies Act 1990. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL FOUR

2010 Proxy Statement 64

PROPOSAL NUMBER FIVE:

TO AUTHORIZE THE REISSUE PRICE RANGE OF TREASURY SHARES

The Company may, from time to time, reissue shares purchased by it and not cancelled (“treasury shares”). Under Irish company law, we are required to seek shareholder approval of a price range in which we may reissue such shares out of treasury. Accordingly, shareholders are being asked to approve a special resolution authorizing the Company to reissue treasury shares at a price not less than 90% or more than 110% of the then market price of such shares (as defined in the resolution below). The authority would expire on the earlier of the close of business on September 16, 2011 or the date of the Company’s Annual General Meeting in 2011; we expect to propose renewal of this authorization at subsequent annual general meetings.

Special Resolution

The text of the special resolution, which, if thought fit, will be passed as a special resolution at the Annual General Meeting is as follows:

RESOLVED, that, for purposes of Section 209 of the Companies Act, 1990, the reissue price range at which any treasury shares (as defined by such Section 209) held by the Company may be reissued off-market shall be as follows:

(a)	the maximum price at which such treasury share may be reissued off-market shall be an amount equal to 110% of the “market price”; and

(b)	the minimum price at which a treasury share may be re-issued off-market shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share plan operated by the Company or, in all other cases, an amount equal to 90% of the “market price”; and

(c)	for the purposes of this resolution, the “market price” shall mean the closing price per ordinary share of the Company, as reported by the New York Stock Exchange, on the trading day immediately preceding the proposed date of re-issuance.

FURTHER RESOLVED, that this authority to reissue treasury shares shall expire on the earlier of the close of business on September 16, 2011 or the date of the Company’s Annual General Meeting in 2011, unless previously varied or renewed in accordance with the provisions of Section 209 of the Companies Act, 1990.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL FIVE

65	2010 Proxy Statement

OTHER MATTERS

Registered and Principal Executive Offices

The registered and principal executive offices of Covidien are located at Cherrywood Business Park, Block G, First Floor, Loughlinstown, Co. Dublin, Ireland. The telephone number there is +353 (1) 439-3000.

Shareholder Proposals for the 2011 Annual General Meeting

In accordance with the rules established by the SEC, as well as under the provisions of our Articles of Association, any shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) intended for inclusion in the Proxy Statement for next year’s Annual General Meeting must be received by us no later than September 30, 2010. Such proposals should be sent to our Secretary at Covidien plc, Cherrywood Business Park, Block G, First Floor, Loughlinstown, Co. Dublin, Ireland. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Articles of Association and must be a proper subject for shareholder action under Irish law.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with U.S. federal proxy rules, Irish law and other legal requirements, without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act. To bring a proposal before an annual general meeting, a shareholder must deliver written notice of the proposed business to the Company’s Secretary at our registered office on or before September 30, 2010 and otherwise comply with the requirements of our Articles of Association.

United States Securities and Exchange Commission Reports

Copies of our Annual Report on Form 10-K for the fiscal year ended September 25, 2009, as filed with the SEC (without exhibits), are available to shareholders free of charge on our web site at www.covidien.com or by writing to our Secretary at Covidien plc, Cherrywood Business Park, Block G, First Floor, Loughlinstown, Co. Dublin, Ireland.

General

The proxy is solicited on behalf of our Board of Directors. Unless otherwise directed, proxies held by the Chief Executive Officer, the Chief Financial Officer and the General Counsel will be voted at the Annual General Meeting (or an adjournment or postponement thereof), FOR all of the proposals described in this Proxy Statement. If any matter other than those described in this Proxy Statement properly comes before the Annual General Meeting, or with respect to any adjournment or postponement thereof, the Chief Executive Officer, Chief Financial Officer or General Counsel will vote the ordinary shares represented by such proxies in accordance with his discretion.

All currency referenced in this proxy statement is represented in U.S. dollars unless otherwise indicated.

2010 Proxy Statement 66

Annual General Meeting of Shareholders
Tuesday, March 16, 2010, 11:00 a.m., local time
The Conrad Dublin Hotel
Earlsfort Terrace
Dublin 2, Ireland

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
Notice and Proxy Statement/Annual Report are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL GENERAL MEETING OF SHAREHOLDERS

MARCH 16, 2010

The undersigned hereby appoints Richard J. Meelia, Charles J. Dockendorff and John H. Masterson, or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all of the Ordinary Shares of Covidien plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 11:00 a.m., local time on Tuesday, March 16, 2010 at the Conrad Dublin Hotel, Earlsfort Terrace, Dublin 2, Ireland, and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement and in their discretion upon any matter that may properly come before the meeting or any adjournment of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: __________________________________________________________

____________________________________________________________________________________

VOTE BY INTERNET - www.proxyvote.com
c/o Covidien plc Corporate Secretary Cherrywood Business Park Block G, First Floor Loughlinstown Co. Dublin, Ireland

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m. Eastern Time on March 15, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 5:00 p.m. Eastern Time on March 15, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Covidien plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

If you transmit your voting instructions by the Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COVIDIEN PLC
The Board of Directors recommends a vote FOR the following proposals:
Item 1 - To receive and consider the Company’s Irish Statutory Accounts and the reports of the Directors and auditors thereon.		For ☐	Against ☐	Abstain ☐	Item 3 - To appoint Independent Auditors and authorize the Audit Committee to set the auditors’ remuneration.	For ☐	Against ☐	Abstain ☐
Item 2 - Election of Directors					Item 4 - To authorize the Company and/or any subsidiary
NOMINEES:					of the Company to make market purchases of
2(a)	Craig Arnold	☐	☐	☐	Company shares.	☐	☐	☐
2(b)	Robert H. Brust	☐	☐	☐
2(c)	John M. Connors, Jr.	☐	☐	☐	Item 5 - To authorize the reissue price range of treasury shares.
2(d)	Christopher J. Coughlin	☐	☐	☐		☐	☐	☐
2(e)	Timothy M. Donahue	☐	☐	☐
2(f)	Kathy J. Herbert	☐	☐	☐
2(g)	Randall J. Hogan III	☐	☐	☐	Please indicate if you plan to attend the meeting.	☐
2(h)	Richard J. Meelia	☐	☐	☐
2(i)	Dennis H. Reilley	☐	☐	☐
2(j)	Tadataka Yamada	☐	☐	☐
2(k)	Joseph A. Zaccagnino	☐	☐	☐

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Signature [PLEASE SIGN WITHIN BOX]				Date	Signature (Joint Owners)			Date